                                                                   EXHIBIT 10.17
================================================================================

                           LOAN AGREEMENT RELATING TO

                    O'GARA-HESS & EISENHARDT ARMORING COMPANY
                               LIMITED PARTNERSHIP


                                     Between


                             COUNTY OF BUTLER, OHIO


                                       And


                    O'GARA-HESS & EISENHARDT ARMORING COMPANY
                               LIMITED PARTNERSHIP

        ****************************************************************


                                   $2,300,000

                    VARIABLE RATE DEMAND ECONOMIC DEVELOPMENT
                           REVENUE BONDS, SERIES, 1986

                   (O'GARA-HESS & EISENHARDT ARMORING COMPANY
                          LIMITED PARTNERSHIP PROJECT)

        ****************************************************************


                          Dated as of September 1, 1986



Certain of the interests of the County of Butler, Ohio, in this Loan Agreement has been assigned to The Central Trust Company, N.A., Cincinnati, Ohio, as Trustee under the Trust Indenture dated as of September 1, 1986, from the County of Butler, Ohio.


================================================================================

This instrument prepared by:

M. Maynard Holcombe, Jr., Esq.
Taft, Stettinius & Hollister
1800 First National Bank Center
Cincinnati, Ohio  45202

                                      INDEX

                    (The Index is not a part of the Agreement
                     but for convenience of reference only.)
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Preambles ..........................................................        1

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1               General .................................        4
Section 1.2               Definitions .............................        4

                                   ARTICLE II

                    THE LOAN; LOAN PAYMENTS, LETTER OF CREDIT
                            AND ADDITIONAL PAYMENTS;
                       COMPANY TO EXECUTE AND DELIVER NOTE

Section 2.1                Amount and Terms of the Loan; the Note ..       15
Section 2.2                Additional Payments .....................       17
Section 2.3                Notes ...................................       18
Section 2.4                Assignment of Payments and Note .........       20
Section 2.5                Obligations Unconditional ...............       20
Section 2.6                Prepayment of Loan and Additional
                              Payments; Moneys for Purchase or
                              Optional Redemption ...................      21
Section 2.7                Past Due Loan Payments and
                              Additional Payments ...................      21
Section 2.8                Redemption of Bonds .....................       22
Section 2.9                Application of Certain Proceeds .........       22
Section 2.10               Adjustment of Loan Payments in the
                              Event of Redemption or Cancellation
                              of Project Bonds ......................      22
Section 2.11               Assignment of Agreement and Pledged
                              Receipts ..............................      22
Section 2.12               Payments to Remarketing Agent ...........       23
Section 2.13               Letter of Credit ........................       23

                                   ARTICLE III

                    ACQUISITION, CONSTRUCTION, EQUIPPING AND
                            OWNERSHIP OF THE PROJECT

Section 3.1                Agreement to Acquire, Construct and
                              Equip the Project .....................      25
Section 3.2                Plans and Specifications ................       26
Section 3.3                Completion Date .........................       27
Section 3.4                Agreement as to Ownership of Project ....       27

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                                                                         (ii)
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Section 3.5                Use of Project ..........................       27
Section 3.6                Additional Bonds ........................       28
Section 3.7                Opinion to be Provided ..................       28

                                   ARTICLE IV

                               ISSUANCE OF BONDS;
                             APPLICATION OF PROCEEDS

Section 4.1                Issuance of Bonds; Deposit of Bond
                              Proceeds ..............................      29
Section 4.2                Disbursements from the Construction
                              Fund ..................................      29
Section 4.3                Obligation of the Parties to Cooperate
                              in Furnishing Documents ...............      31
Section 4.4                Company Required to Pay Costs in Event
                              Construction Fund Insufficient ........      32
Section 4.5                Investment of Fund Moneys ...............       32

                                    ARTICLE V

                         MAINTENANCE; INSURANCE; DAMAGE;
                         DESTRUCTION AND EMINENT DOMAIN

Section 5.1                Maintenance .............................       34
Section 5.2                Removal of Portions of Project ..........       34
Section 5.3                Option to Release Portion of Project ....       34
Section 5.4                Insurance Required ......................       35
Section 5.5                Title Insurance .........................       37
Section 5.6                Worker's Compensation Coverage ..........       38
Section 5.7                Mechanics' Liens ........................       38
Section 5.8                Damage, Destruction and Eminent
                              Domain ................................      39

                                   ARTICLE VI

                    WARRANTIES, REPRESENTATIONS AND COVENANTS

Section 6.1                Warranty of Issuer ......................       40
Section 6.2                Representations of the Company ..........       40
Section 6.3                Covenants Regarding Maintenance
                              of Company's Existence as a
                              Partnership ...........................      51
Section 6.4                Financial Statements ....................       52
Section 6.5                Company's Approval of Indenture .........       52
Section 6.6                Right of Access .........................       52
Section 6.7                Indemnification .........................       52
Section 6.8                Company Not to Adversely Affect Tax
                              Exempt Status of Bond Interest
                              on Project Bonds.......................      53

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                                                                       (iii)
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                                   ARTICLE VII

                                   ASSIGNMENT

Section 7.1                Assignment by Company ...................       55
Section 7.2                Assignment by Issuer ....................       55

                                  ARTICLE VIII

                           TERMINATION AND PREPAYMENT

Section 8.1                Option to Terminate .....................       57
Section 8.2                Option to Prepay Loan ...................       57
Section 8.3                Obligation to Prepay Loan ...............       58
Section 8.4                Notice of Prepayment ....................       58
Section 8.5                Prepayment Price ........................       59
Section 8.6                Relative Position of this Article and
                              Indenture .............................      59
Section 8.7                Concurrent Discharge of Note ............       59

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

Section 9.1                Events of Default .......................       61
Section 9.2                Remedies on Default .....................       62
Section 9.3                No Remedy Exclusive .....................       64
Section 9.4                Agreement to Pay Attorneys' Fees
                              and Expenses ..........................      64
Section 9.5                No Additional Waiver Implied by One
                              Waiver ................................      64

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1               Term of Agreement .......................       65
Section 10.2               Amounts Remaining in Bond Fund ..........       65
Section 10.3               Notices .................................       65

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                                                                       (iv)
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Section 10.4               Binding Effect ..........................       65
Section 10.5               Amendments, Changes and Modifications ...       66
Section 10.6               Counterparts ............................       66
Section 10.7               Severability ............................       66
Section 10.8               Captions ................................       66
Section 10.9               Governing Law ...........................       66
Section 10.10              Selection of Alternate Letter of
                             Credit ................................       66
Section 10.11              Continuing Obligation ...................       67

Signatures                 .........................................       67

Certificate                .........................................       68

Exhibit A                  Form of Promissory Note .................       69

Exhibit B                  Project Site Description

Exhibit C                  Project

                          L O A N   A G R E E M E N T

                                     Between

                             COUNTY OF BUTLER, OHIO

                                       And

                    O'GARA-HESS & EISENHARDT ARMORING COMPANY
                               LIMITED PARTNERSHIP


                  THIS LOAN AGREEMENT made and entered into as of the first day of September 1986, between the COUNTY OF BUTLER, OHIO (hereinafter called the "Issuer"), a county and political subdivision organized and existing under the Constitution and laws of the State of Ohio, and operating herein pursuant to the provisions of Chapter 165 of the Ohio Revised Code, and particularly Section
165.02 thereof, to carry out the public purposes of the Issuer and the State of Ohio as set forth in Article VIII, Section 13 of the Constitution of the State of Ohio, and O'GARA-HESS & EISENHARDT ARMORING COMPANY LIMITED PARTNERSHIP (hereinafter called "Company"), an Ohio limited partnership,


                              W I T N E S S E T H :


                  WHEREAS, Section 13 of Article VIII of the Ohio Constitution provides, among other things, for the passage of laws authorizing the State, its political subdivisions and their agencies or instrumentalities, others, to acquire, construct, enlarge, improve and equip, and lease and sell property, structures, equipment and facilities for industry, commerce, distribution and research and to make loans and to issue bonds to provide funds by loans for such purposes, in order to create or preserve jobs and employment opportunities and improve the economic welfare of the people of the State; and

                  WHEREAS, pursuant thereto, Ohio Revised Code Chapter 165 provides, among other things, for the issuance of revenue bonds of a county to provide funds to make loans to others to purchase, construct, reconstruct, enlarge, improve, furnish and equip real or personal property or both, or interests therein, to create or preserve employment opportunities and to improve the economic welfare of the Issuer, for the use of such property for industry, commerce, distribution or research; and

                  WHEREAS, pursuant to Section 1724.10 of the Ohio Revised Code, the Butler County Community Improvement Corporation (hereinafter referred to as "Agency"), a community improvement corporation organized and operating pursuant to the provisions of

Chapter 1724 of the Ohio Revised Code, was designated by the Issuer as Agent for the Issuer's industrial, commercial, distribution and research development, and a plan has been prepared and submitted by the Agency to said Issuer for the Issuer's industrial, commercial, distribution and research development (being hereinafter referred to as "Plan"), in order to create jobs and employment opportunities and improve the economic welfare of the State and Issuer, and the Plan has been confirmed by the Legislative Authority (as hereinafter defined) of the Issuer; and

                  WHEREAS, the Agency has certified to the Issuer that the acquisition, construction and equipping of the facility constituting the Project which is the subject of this Agreement and which is hereinafter identified (being a "Project" within the meaning of that term as defined in Section 165.01 of the Ohio Revised Code) at the Project Site (as hereinafter defined) is in accordance with the Plan; and

                  WHEREAS, the Legislative Authority has found and determined, and hereby finds and determines, that the industrial, commercial and economic welfare of the Issuer will be benefited by the Project, and negotiations have been carried on between the Issuer and the Company with respect to the issuance by the Issuer of its economic development revenue bonds (hereinafter called the "Project Bonds") and the loan of the proceeds derived from the sale of the Project Bonds in order to assist in the financing of the manufacturing facility comprising the Project, which facility is to be acquired, constructed, equipped and owned by the Company; and the Issuer, through its Legislative Authority, has found and determined, and hereby finds and determines, that the financing of the Project as hereinabove described will promote the welfare of the people of the Issuer, stabilize the economy, provide employment, and assist in the development of commercial activities to the benefit of the people of the Issuer and will provide additional opportunities for their gainful employment or preservation of their employment, and that such financing is authorized by, and will be consistent with and in furtherance of, the provisions of Article VIII, Section 13 of the Ohio Constitution and of the laws of the State of Ohio, particularly Chapter 165 of the Ohio Revised Code, and the Plan aforesaid; and

                  WHEREAS, the Issuer and/or its agent for such purpose has caused written notice to have been mailed by certified mail to the Director of the Department of Development of the State of Ohio in accordance with Section 165.03(D) of the Ohio Revised Code, and has caused all other notices required by law to have been sent; and

                  WHEREAS, the Company and the Issuer each have full right and lawful authority to enter into this Loan Agreement (hereinafter called the "Agreement", and, when the context permits, references herein to the Agreement shall be deemed to include amendments hereto) and to perform and observe the provisions hereof on their respective parts to be performed and observed;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows, provided, that any obligation of the Issuer created by or arising out of this Agreement, shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer, the State of Ohio or any political subdivision or taxing district thereof but shall be payable solely out of Pledged Receipts as herein defined, anything herein contained to the contrary by implication or otherwise notwithstanding:

                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.1. General. In addition to the words and terms elsewhere defined in this Agreement, certain words and terms as used in this Agreement shall have the meanings given to them by the definitions and descriptions in this Article I unless the context or use indicates another or different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined. Those words and terms not specifically defined herein and used in this Agreement and Article I as defined words or terms shall have the meanings set forth in the Indenture, as defined herein.

                  Section 1.2. Definitions. The following words and terms are defined terms under this Agreement:

                  "Act" means Chapter 165 of the Ohio Revised Code, enacted and amended pursuant to Section 13 of Article VIII and other provisions of the Ohio Constitution.

                  "Additional Bonds" means Bonds issued pursuant to Section 8 of the Bond Legislation.

                  "Additional Guarantees" means the personal guarantee agreement(s) of Edward O'Gara, Vicki O'Gara and Thomas O'Gara to be executed and delivered to the Trustee and the Letter of Credit Bank.

                  "Additional Payments" means the amounts required to be paid by the provisions of Section 2.2 of this Agreement.

                  "Agency" means (i) Butler County Community Improvement Corporation, a community improvement corporation, and its lawful successors and assigns, and (ii) any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

                  "Agreement" means this Loan Agreement between the Issuer and the Company, dated as of September 1, 1986, as the same may be duly amended, modified or supplemented in accordance with the provisions hereof.

                  "Alternate Letter of Credit" means an Alternate Letter of Credit as defined in the Indenture.

                  "Assignment of Partnership Interests" means the Security Agreement-Partnership Interest and Partnership Acknowledgement dated as of September 1, 1986 by and between

Occidental Resources Corp. and Cibie Corp., respectively, and The Central Trust Company, N.A., as Trustee and as Letter of Credit Bank, as amended or supplemented.

                  "Assignment of Rents" means the Assignment of Rents and Leases dated as of September 1, 1986, executed by the Company in favor of the Trustee and the Letter of Credit Bank.

                  "Authorized Company Representative" means any person reasonably acceptable to the Trustee and the Letter of Credit Bank and from time to time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Letter of Credit Bank and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by a general partner of the Company. Such certificate may designate an alternate or alternates who shall have the same authority, duties and powers as such Authorized Representative.

                  "Authorized Issuer Representative" means the person from time to time designated to act on behalf of the Issuer by written certificate furnished to the Company and Trustee, containing the specimen signature of such person and signed on behalf of the Issuer by the Executive or Fiscal Officer of the Issuer or Clerk of the Legislative Authority. Such certificate may designate an alternate or alternates who shall have the same authority, duties and powers as the Authorized Issuer Representative.

                  "Bonds" means the Project Bond or Project Bonds and any Additional Bonds issued and to be issued pursuant to the Indenture.

                  "Bond Fund" means the Bond Fund created in Section 7 of the Bond Legislation and Indenture.

                  "Bond Fund Payment" means as to the Project Bonds an amount equal to the interest accrued on the Project Bonds from their date to the date of their delivery to the Original Purchaser and payment therefor, and as to the Additional Bonds the amount specified in the Bond Legislation authorizing such Additional Bonds, provided that the Bond Fund Payment for any Additional Bonds shall not be less than an amount equal to the interest accrued on such Additional Bonds from their date to the date of delivery of such Additional Bonds to their original purchaser and payment therefor.

                  "Bond Purchase Agreement" means the Bond Purchase Agreement, by and among the Issuer, the Company, the Letter of Credit Bank and the Original Purchaser.

                  "Bondholder" or "Holder" or "holder" or "holder of Bonds" means any person in whose name a Bond is registered.

                  "Bond Legislation" means the resolution adopted by the Legislative Authority of the Issuer authorizing the Project Bonds, except that when used with reference to an issue of Additional Bonds it shall mean the aforesaid resolution to the extent applicable and other legislation providing for the issuance of such Additional Bonds, and except that when used with reference to Bonds when Additional Bonds are outstanding, it shall mean the resolution first referred to above and the Bond Legislation providing for the issuance of Additional Bonds, all as the same may from time to time be lawfully amended, modified or supplemented.

                  "Bond Redemption Date" means any date, other than an Interest Payment Date, upon which Bonds shall be redeemed pursuant to the Indenture.

                  "Bond service charges" for any time period or with respect to any date means the principal, including mandatory sinking fund redemption requirements, interest, and redemption premium, if any, required to be paid by the Issuer on the Bonds for such time period or on such date.

                  "Code" means the Internal Revenue Code of 1954, as amended, and with respect to a specific section thereof such reference shall be deemed to include (i) the regulations prescribed under such section, (ii) any successor provision of similar import hereafter enacted, (iii) any corresponding provision of any subsequent Internal Revenue Code, and (iv) the regulations prescribed under the provisions described in (ii) and (iii).

                  "Company" means O'Gara-Hess & Eisenhardt Armoring Company Limited Partnership, an Ohio limited partnership, and its successors and assigns, including any transferee partnership or other entity as provided in
Section 6.3 of this Agreement.

                  "Completion Date" means the date by which acquisition, construction and equipping of the Project is completed, with such completion to be evidenced by the certificate of the Authorized Company Representative to be furnished with respect to the Project pursuant to Section 3.3 of this Agreement.

                  "Construction Fund" means the Construction Fund created in
Section 6 of the Bond Legislation.

                  "Construction Period" means the period between the date on which the Project Bonds are delivered to the Original Purchaser and the Completion Date.

                  "Determination of Taxability" means (i) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any Federal judicial or administrative authority which has the effect of requiring interest on the Bonds to be included in the gross income of the holders for Federal income tax purposes (other than a holder who is a "substantial user" of the Project or a "related person" as those terms are used in Section 103(b) of the Code and other than Bonds held by the Letter of Credit Bank); or (ii) the delivery to the Trustee of a written statement signed by the Authorized Company Representative to the effect that the Company has exceeded or will exceed the maximum amount of capital expenditures permitted under Section 103(b)(6)(D) of the Code; provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final (a) unless the holder involved in the proceeding or action giving rise to such decision, ruling or technical advice (i) gives the Company and the Trustee prompt notice of the commencement thereof, and (ii) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify that holder against all liabilities in connection therewith, and (b) until the expiration of all periods for judicial review or appeal.

                  "Disbursement Agreement" means the Disbursement Agreement dated as of September 1, 1986, by and among the Company, the Trustee and the Letter of Credit Bank.

                  "Eligible Investments" means Eligible Investments as defined in the Indenture.

                  "Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State of Ohio, and who or which is acceptable to the Company, the Trustee and the Letter of Credit Bank and is not an officer or full-time employee of the Agency, the Issuer or the Company.

                  "Event of Taxability" means the occurrence of circumstances wherein a Determination of Taxability shall have been found to have occurred, or which shall constitute a Determination of Taxability, and which result in the interest payable on the Bonds becoming includable in the gross income for Federal income tax purposes of the holders of the Bonds (other than a holder who is a "substantial user" of the Project or a "related person" as such are defined or used in Section 103(b) of the Code).

                  "Executive" means the President of the Legislative Authority of the Issuer.

                  "Fiscal Officer" means the County Auditor of the Issuer.

                  "Guarantee Agreement" means the Guarantee Agreement by and among Occidental Resources Corp. and Cibie Corp., as guarantors, and The Central Trust Company, N.A., as Trustee and
Letter of Credit Bank.

                  "Indenture" means the Trust Indenture between the Issuer and The Central Trust Company, N.A., Cincinnati, Ohio, as Trustee, of even date herewith, as the same may be duly amended, modified or supplemented in accordance with the provisions thereof.

                  "Independent Counsel" means any attorney or firm of attorneys acceptable to the Trustee and to the Issuer and who is not an officer, partner or a full-time employee of the Agency, the Issuer or the Company, and in the case of a firm, none of the attorneys or members of which is an officer, partner or a full-time employee of the Agency, the Issuer or the Company.

                  "Indexing Agent" means the Indexing Agent as defined in the Indenture.

                  "Interest Payment Date" means, as to the Project Bonds, each September 1 and March 1, commencing March 1, 1987, and, as to Additional Bonds, the date or dates identified as such in the Bond Legislation authorizing such Additional Bonds.

                  "Interest Rate for Advances" means a rate per annum which is equal to the sum of the Prime Rate plus two percent.

                  "Legal Officer" means the Prosecuting Attorney of the Issuer.

                  "Legislative Authority" means the Board of County Commissioners of the Issuer.

                  "Letter of Credit" means the Letter of Credit as defined in the Indenture.

                  "Letter of Credit Bank" means, as to the Project Bonds, The Central Trust Company, N.A., Cincinnati, Ohio, and its successors under the Letter of Credit and the issuer of any Alternate Letter of Credit.

                  "Loan" means the loan by the Issuer to the Company of the proceeds from the sale of the Project Bonds to the Original Purchaser as the same may hereafter be increased from the proceeds from the sale of Additional Bonds.

                  "Loan Payment Date" means each Bond Redemption Date, each Interest Payment Date, each Principal Payment Date, each Mandatory Redemption Date, the date upon which any advance payment of principal or interest is required by the provisions of

Section 2.1 of this Agreement, and any date on which any principal of, premium, if any, or interest on the Bonds shall be due and payable upon mandatory redemption because of acceleration.

                  "Loan Payments" means the amounts required to be paid and/or prepaid by the provisions of Section 2.1 of this Agreement, as the same may hereafter be amended or supplemented.

                  "Mandatory Redemption Date" means the first day of September in each of the years 1987 through 2016, inclusive, and as to any Additional Bonds, the date or dates specified in the applicable Bond Legislation on which such Additional Bonds are to be retired prior to maturity pursuant to Mandatory Sinking Fund Requirements. As appropriate, the maturity date denoting a particular series of Project Bonds shall be used in conjunction with the term "Mandatory Redemption Date."

                  "Mandatory Sinking Fund Requirements" means amounts required by the Bond Legislation to be deposited in the Bond Fund for the purpose of retiring, on a specified date, principal maturities of Bonds which by their terms are due and payable, if not called for prior redemption, at a subsequent date.

                  "Mortgage" means the Open-End Mortgage and Security Agreement from the Company to the Trustee and the Letter of Credit Bank with respect to the Project, dated as of September 1, 1986, as the same may be duly amended, modified or supplemented in accordance with the provisions thereof.

                  "Net Proceeds" means, as to any insurance proceeds or any condemnation award, the amount remaining after deducting therefrom all expenses (including attorneys' fees and any Extraordinary Expenses, as defined in the Indenture, of the Trustee) incurred in the collection of such proceeds or award.

                  "Note" or "Notes" means the promissory note dated as of September 1, 1986, constituting the promise of the Company to repay the Loan to the Issuer, which Note shall be in substantially the form attached to this Agreement as Exhibit A, and any additional promissory note or notes executed and delivered with respect to Additional Bonds.

                  "Notice Address" means:

(a)  As to the Issuer:            County of Butler, Ohio
                                  130 N. High Street
                                  Hamilton, Ohio  45011
                                  Attention:  Clerk of
                                    Commissioners

(b)  As to the Company:           O'Gara-Hess & Eisenhardt Armoring
                                    Company Limited Partnership
                                  8959 Blue Ash Road
                                  Cincinnati, Ohio  45242
                                  Attention:  Nicholas P. Carpinello,
                                              President

(c)  As to the Trustee:           The Central Trust Company, N.A.
                                  400 Central Trust Center
                                  Fifth and Main Streets
                                  Cincinnati, Ohio  45202
                                  Attention:  Corporate Trust
                                              Department

(d)  As to the Original           Gradison & Company Incorporated
       Purchaser:                 1717 Dixie Highway, Suite 470
                                  Ft. Wright, KY  41011
                                  Attention:  Daniel R. Blank

(e)  As to the Letter of          The Central Trust Company, N.A.
       Credit Bank:               700 Central Trust Center
                                  Fifth and Main Streets
                                  Cincinnati, Ohio  45202
                                  Attention:  International Dept.
                                              Operations Manager

(f)  As to the Remarketing        Gradison & Company Incorporated
       Agent:                     580 Building
                                  Cincinnati, Ohio  45202
                                  Attention:  Mr. Michael J. Link

or such different address, notice of which is given under Section 10.3 of this Agreement, but no such notice shall thereby be required to be sent to more than two addresses.

                  "Original Purchaser" means, as to the Project Bonds, Gradison & Company Incorporated, Cincinnati, Ohio, and, as to any Additional Bonds, the person or persons identified as such in the Bond Legislation providing for the issuance of such Additional Bonds.

                  "Outstanding Bonds" or "Bonds outstanding" or "outstanding" as applied to Bonds, means, as of any date, all Bonds which have been authenticated and delivered, or are then being delivered, by the Trustee under the Indenture except:

                  (a) Bonds surrendered for and replaced upon exchange or transfer, or cancelled because of payment or redemption, at or prior to such date;

                  (b) Bonds which are deemed to have been paid and discharged pursuant to the provisions of Section

                           8.02 of the Indenture; provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

                  (c) Bonds in lieu of which others have been authenticated (or payment, when due, of which is made without replacement) under Section 2.05 of the Indenture;

and also except that

                  (d) For the purpose of determining whether the holders of the requisite principal amount of Bonds have made or concurred in any notice, request, demand, direction, consent, approval, order, waiver, acceptance, appointment or other instrument or communication under or pursuant to the Indenture, Bonds owned by or for the account of the Company or any person owned, controlled by, under common control with or controlling the Company, but specifically excluding Bonds, if any, held or owned by, or pledged to, the Letter of Credit Bank, shall be disregarded and deemed to be not outstanding. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Ownership of 5% or more of a class of securities having general voting power to elect a majority of the board of directors of a corporation shall be conclusive evidence of control of such corporation.

                  "Paying Agents" means any banks or trust companies designated as the paying agencies or places of payment for Bonds by or pursuant to the applicable Bond Legislation, and their successors designated pursuant to the Indenture.

                  "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint-stock company, an association and a government or any department or agency thereof.

                  "Plans and Specifications" means the plans and specifications for the Project now on file with the Letter of

Credit Bank and the Issuer, as revised from time to time as in this Agreement provided.

                  "Pledged Receipts" means (a) the Loan Payments, including the payments of principal of and interest and any premium on the Note, (b) subject to the provisions of Sections 3.04, 4.02 and 8.02 of the Indenture with respect to the Trustee holding moneys for the benefit of the holders of particular Bonds, all other moneys received by the Issuer or the Trustee for the account of the Issuer, including condemnation awards, insurance proceeds, and other payments pursuant to this Agreement or in respect to the Loan, (c) the proceeds of the Bonds and any moneys deposited in the Construction Fund and the Bond Fund from whatever source including any draws under the Letter of Credit, and (d) the income and profit from the investment of the Loan Payments and such moneys deposited in the Construction Fund and the Bond Fund. Moneys in the Excess Investment Earnings Account shall not constitute Pledged Receipts.

                  "Prime Rate" shall have the meaning assigned to such term in the Letter of Credit Agreement.

                  "Principal Payment Date" means, as to the Project Bonds, the first day of each September in the years in which the Project Bonds mature (or are subject to redemption pursuant to Mandatory Sinking Fund Requirements) as provided in Section 3 of the Bond Legislation, and as to Additional Bonds, the date or dates identified as such in the Bond Legislation authorizing such Additional Bonds.

                  "Project" means the real, personal or real and personal property, including undivided or other interests therein, identified in Exhibits A and B of the Mortgage and Exhibits B and C of this Agreement, or in or pursuant to any amendments thereto or hereto or in the certificate of the Authorized Company Representative given pursuant to Section 3.3 of this Agreement, or acquired, constructed or installed as a replacement or substitution therefor or an addition thereto, or as may result from a revision of the Plans and Specifications in accordance with the provisions of this Agreement.

                  "Project Bonds" means the Bond or Bonds initially issued by the Issuer pursuant to the Indenture and designated "Variable Rate Demand Economic Development Revenue Bonds, Series 1986 (O'Gara-Hess & Eisenhardt Armoring Company Limited
Partnership Project)".

                  "Project Purposes" means the purposes of a manufacturing facility as described in the Act.

                  "Project Site" means the real property described in Exhibit C of this Agreement.

                  "Rating Services" means Standard & Poor's Corporation or Moody's Investor Service, or their successors and assigns, or if both are dissolved or no longer assigning credit ratings to long term debt, then such other nationally recognized service assigning credit ratings to long term debt designated by the Company and acceptable to the Remarketing Agent and the Letter of Credit Bank.

                  "Registered Bonds" means Bonds registered in the name of the holder.

                  "Reimbursement Agreement" or "Letter of Credit Agreement" means the Letter of Credit Agreement by and between the Company and the Letter of Credit Bank pursuant to which the Letter of Credit is to be issued, as from time to time replaced, supplemented or amended.

                  "Remarketing Agent" means the Remarketing Agent as defined in the Indenture.

                  "Remarketing Agreement" means the Remarketing Agreement dated as of September 1, 1986, by and among the Company, the Letter of Credit Bank, the Remarketing Agent and the Trustee.

                  "Security Agreement" means the Security Agreement dated as of September 1, 1986, by and between the Company and The Central Trust Company, N.A., as Trustee and as Letter of Credit Bank, as amended or supplemented.

                  "State" means the State of Ohio.

                  "Termination Date" means September 1, 2016, subject to earlier termination as provided in this Agreement.

                  "Trustee" means the bank or trust company at the time serving as Trustee under the Indenture.

                  "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 2.2 hereof, and to be held harmless and indemnified and to be reimbursed for attorney's fees and expenses under Section 6.7 hereof.

                  Any reference herein to the Issuer, to the Legislative Authority, or to any officers thereof, shall include any person or entity which succeeds to its or their duties or responsibilities pursuant to or by operation of law. Any reference to a section or provision of the Ohio Constitution or the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section or provision or chapter as from time to time amended, modified, revised, supplemented, or superseded; provided, however, that no such change in the

Constitution or laws (a) shall alter the obligation to pay the Bond service charges in the amounts and manner, at the times, and from the sources provided in the Bond Legislation and the Indenture, except as otherwise herein permitted or (b) shall be deemed applicable by reason of this provision if such change would in any way constitute an impairment of the rights of the Issuer, the Letter of Credit Bank or the Company under the Agreement or the Indenture.

                  The terms "hereof", "hereby", "hereto", "hereunder", and similar terms, refer to this Loan Agreement.

                                   ARTICLE II

                  THE LOAN; LOAN PAYMENTS, LETTER OF CREDIT AND
                              ADDITIONAL PAYMENTS;
                       COMPANY TO EXECUTE AND DELIVER NOTE


                  Section 2.1. Amount and Terms of the Loan; the Note. The Issuer agrees, subject to the terms and conditions in this Agreement, to lend to the Company the proceeds from the sale of the Project Bonds. Such proceeds (after deducting the Original Purchaser's bond discount, if any) shall be deposited with the Trustee and disbursed, after deducting the Bond Fund Payment as provided in the Indenture, in accordance with the provisions of Section 4.2 hereof in payment of costs of the Project and costs of issuance and sale of the Project Bonds. Concurrently with the issuance of the Project Bonds, the Company agrees to and shall execute and deliver a Note in substantially the form attached hereto as Exhibit A, evidencing the obligation of the Company to repay the Loan made by the Issuer. Such Note shall be dated as of September 1, 1986, shall be payable to the order of the Issuer for the principal amount of the Loan, and shall be payable in the amounts and at the rates set forth in such Note. Such amounts of principal, interest and premium, if any, shall together constitute the Loan Payments.

                  The Company shall, simultaneously with the delivery of the Project Bonds and the Note, deliver or cause to be delivered the Letter of Credit to the Trustee. The Company agrees that it will not, either by its action or inaction, in any way adversely affect the continuation or effectiveness of the Letter of Credit.

                  All Loan Payments made hereunder on account of principal of and interest and any premium on the Note shall be made directly to the Trustee at its corporate trust office for the account of the Issuer for deposit in the Reimbursement Account in the Bond Fund.

                  The Company shall have the right to prepay the Loan in full and without premium or penalty but with accrued interest to the date of such prepayment on the amount prepaid, upon the happening of an event described in
Section 8.2(a) or (b) of this Agreement, and the Company shall also have the option, exercisable on any Interest Payment Date, to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan, without premium or penalty, but with accrued interest to the date of such prepayment; provided, however, that before the Company gives the notice in accordance with Section 8.4 of this Agreement of its intention to exercise its option to prepay the Loan in whole or in part, the Company shall deposit with the Letter of Credit Bank the full amount of the prepayment price, including accrued interest to the date of prepayment specified in the aforesaid notice, or alternatively, obtains a written waiver of such deposit requirement from the Letter of Credit Bank. The Company shall be required to prepay the Loan in full with accrued interest to the date of such prepayment on the amount prepaid, upon the happening of an event described in Section 8.3 of this Agreement. Any such prepayment pursuant to said Section 8.3 shall be without premium or penalty. Any such optional or mandatory prepayment shall be made pursuant to the notice provisions described in Section 8.4 of this Agreement.

                  In any event, the sum of the Loan Payments payable under this Section shall be sufficient to pay the total amount due with respect to the principal of, premium (if any) and interest on the Bonds as and when due, and if at any time when said payments are due the balance in the Bond Fund is insufficient to make such payments, the Company will forthwith pay to the Trustee, for the account of the Issuer for deposit into the Bond Fund, any such deficiency; provided, that any amount at any time held by the Trustee in the Bond Fund as the Bond Fund Payment, as interest earned on moneys held by the Trustee and deposited in the Reimbursement Account in the Bond Fund, as the proceeds of business interruption insurance, or as a result of the payment of any penalties or liquidated damages received or withheld under construction contracts and deposited in the Reimbursement Account in the Bond Fund shall be transferred by the Trustee to the Letter of Credit Bank pursuant to Section 4.15 of the Indenture, and provided further, that if at any time all the outstanding Bonds are paid and discharged within the meaning of the Indenture and the Letter of Credit Bank has been fully reimbursed under the Reimbursement Agreement, the Company shall not be obligated to make any further Loan Payments under this Section . All payments made pursuant to this Section shall be made in such manner and at such times as shall be necessary to assure that the Trustee shall receive such payments in sufficient time to permit payment of the amounts of the principal of, and interest and any premium on the Bonds when the same shall respectively become due and payable.

                  The Issuer and the Company have provided for the payment of the principal of the Project Bonds, upon maturity, redemption or acceleration, and up to 195 days' interest on the Project Bonds from payments to be made by the Letter of Credit Bank to the Trustee pursuant to the Letter of Credit. Pursuant thereto, the Company hereby authorizes the Trustee to draw under the Letter of Credit the moneys necessary to pay the principal of and interest on the Project Bonds as they become due, including as a result of a Determination of Taxability. The Issuer and the Company authorize the Trustee to draw moneys, in which moneys the Company has no interest, under the Letter of Credit in an amount sufficient to pay the principal of and interest on the Project Bonds at least two (2) days prior to the date such principal or interest becomes due. The amount of such drawings shall be credited against the Company's obligations to make Loan Payments hereunder and under the Note.

                  Section 2.2. Additional Payments. The Company agrees to make Additional Payments as follows:

                  (a) To the Issuer, as reimbursement for any and all costs, expenses and liabilities paid by the Issuer in satisfaction of any obligations of the Company hereunder not performed in accordance with the terms hereof by the Company.

                  (b) To the Issuer, as reimbursement for or prepayment of expenses paid or to be paid by the Issuer and requested by the Company, or required by this Agreement, or the Indenture or incurred in enforcing the provisions of this Agreement or the Indenture, or incurred in defending any action or proceedings with respect to the Project, this Agreement, or the Indenture, or arising out of or based upon any other document related to the issuance of the Bonds which are not otherwise required to be paid by the Company under this Agreement.

                  (c) To the Trustee, the reasonable fees, charges and expenses of the Trustee as trustee, bond registrar and paying agent, and of any other paying agent on the Bonds under the Indenture, all as provided in the Indenture, as and when the same become due; provided that the Company may, without creating a default hereunder, contest in good faith the necessity for any Extraordinary Services and Extraordinary Expenses, as such terms are defined in the Indenture, and the reasonableness of any such fees, charges or expenses.

                  (d) To the Indexing Agent and the Remarketing Agent, respectively, the reasonable fees and expenses of the Indexing Agent and the Remarketing Agent (including any fees and expenses of the Indexing Agent which the Indexing Agent has billed to the Remarketing Agent) for services rendered in connection with the Project Bonds, including with respect to the Remarketing Agent its fees for remarketing Project Bonds.

                  (e) The Company will pay, as the same become due: (i) all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment, furnishings or other property installed by the Company thereon including, without limiting the generality of the foregoing, ad valorem taxes or payments in lieu of such taxes lawfully assessed against the Project;
                           (ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project; and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid while payments of principal or interest are outstanding with respect to the Note.

                  If the Company shall first notify the Trustee and the Letter of Credit Bank of its intention to do so, the Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid (except where tender of all or a portion of the taxes, assessments or other charges may be made without prejudice to the Company's contest regarding same, in which case such tender shall be made to avoid the imposition of any penalty) during the period of such contest and any appeal therefrom unless the Trustee or the Letter of Credit Bank shall notify the Company that, in the opinion of Independent Counsel, by nonpayment of any such items the lien of the Indenture or the Mortgage or the Security Agreement will be materially endangered or the Project or any material part thereof will be subject to imminent loss or forfeiture, in which event such taxes, assessments or charges shall be promptly satisfied and discharged by payment thereof, by furnishing a bond satisfactory to the Trustee and the Letter of Credit Bank, or by payment to a reserve held by the Trustee. Notwithstanding the provisions herein, the Issuer shall not pay any cost, expense or liability of the Company under this Agreement or the Indenture unless it shall have first afforded the Company an opportunity to make any such payment; provided that the Company may, without creating a default hereunder, contest in good faith the necessity or the reasonableness of any such cost, expense or liability (other than any amount which represents principal of or interest or any premium on any Bonds).

                  Section 2.3. Notes. In addition to the Note described in
Section 2.1 hereof, a Note or Notes in an aggregate principal amount equal to the principal amount of any Additional Bonds will be executed and delivered by the Company in a form substantially similar to the form of the Note attached hereto as Exhibit A, with the necessary and appropriate variations, omissions and insertions as permitted and required by this Agreement as amended and supplemented. All Notes shall:

                  (a) Provide for payments of interest equal to the payments of interest on the corresponding Bonds;

                  (b) require payments and/or prepayments of principal and any premium equal to the payments of principal and/or sinking fund payments and any premium on the corresponding Bonds;

                  (c) require all payments on such Notes to be made on or prior to the due dates for the corresponding payments to be made on the corresponding Bonds;

                  (d) contain optional and mandatory prepayment provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption provisions of the corresponding Bonds; and

                  (e) be on a parity with all other Notes theretofore or thereafter executed and delivered by the Company pursuant to this Agreement as the same may be amended or supplemented in connection with issuance of any Bonds.

                  Upon payment in full of the principal of and interest and any premium on any or all Bonds, whether at maturity or by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Notes, issued concurrently with such Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of such Bonds so surrendered and cancelled or for the payment of which provision has been made, shall be deemed fully paid and the obligations of the Company thereunder terminated and such Notes shall be cancelled and surrendered by the Issuer or the Trustee to the Company. Notwithstanding the previous sentence, in the event that moneys sufficient for such payment have been paid to the Trustee by the Letter of Credit Bank, the Trustee shall upon written instructions of the Letter of Credit Bank assign all of its right, title and interest in and to the Notes, together with the Mortgage, the Security Agreement, Guarantee Agreement, Additional Guarantees and Assignment of Partnership Interests to the Letter of Credit Bank. The Company hereby agrees and consents to such an assignment without defense or set-off by reason of any dispute between the Company and the Trustee. Unless the Company is entitled to a credit under express terms of this Agreement or the Indenture, all payments on each Note shall be in the full amount required thereunder. Each Note shall be payable to the Issuer and shall not be negotiated by the Issuer, except to effect assignment thereof to the Trustee and to any successor trustee under the Indenture.

                  Section 2.4. Assignment of Payments and Note. The Issuer will, as security for payment of the Bonds, concurrently with the issuance of the Bonds, pledge and assign to the Trustee all right, title and interest of the Issuer in and to the corresponding Note and the Issuer's rights under this Agreement to receive the Loan Payments, including the right to receive payments under such Note (but specifically excluding Unassigned Issuer's Rights), and hereby covenants and agrees with the Company to pledge, assign and deliver the
Note issued pursuant to Section 2.1 hereof to the Trustee. The Issuer hereby authorizes and directs the Company and the Company hereby agrees, to pay all Loan Payments directly to the Trustee at its corporate trust office for the account of the Issuer and for deposit in the Bond Fund. Additional Payments shall be paid directly to the person or entity to whom or to which they are due. The Company will, as additional security for payment of the Bonds, concurrently with the issuance of the Bonds and the Issuer's assignment of the Note, mortgage the Project to the Trustee and the Letter of Credit Bank, pursuant to the Mortgage, and will execute and deliver the Security Agreement and cause the execution and delivery of the Guarantee Agreement, and the Additional Guarantees.

                  Section 2.5. Obligations Unconditional. The obligations of the Company to make payments pursuant to this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. Until such time as all conditions provided in the Indenture for release of the Indenture are met, the Company (i) will not suspend or discontinue any payments pursuant to the Note or Notes or this Agreement, (ii) will perform and observe all of its other agreements contained in this Agreement, and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause including, without limiting the generality of the foregoing, failure to complete the Project, failure of title to the Project or Project Site or any portion thereof, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, or any portion thereof, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America or of the State or any failure of the Issuer or the Letter of Credit Bank to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Reimbursement Agreement or the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Agreement, and in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not do violence to the agreements on the part of the Company contained in the next preceding sentence. The Company may, however, at its own cost and expense and in its own name or, to the extent lawful, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its rights hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company so far as lawful, but at the Company's expense, and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request, or if the Issuer shall determine such action to be in its interest. This provision shall not be construed to require cooperation by the Issuer with the Company in any labor dispute.

                  Section 2.6. Prepayment of Loan and Additional Payments; Moneys for Purchase or Optional Redemption. Except as provided in Sections 8.2 and 8.3 hereof, the Company shall not be entitled to prepay all or any part of the Loan prior to March 1, 1987. On March 1, 1987, and on any Interest Payment Date thereafter, the Company shall have the option to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan (i) at the prepayment price provided in Section 2.1 of this Agreement, (ii) upon depositing sufficient moneys with the Letter of Credit Bank as set forth in said Section 2.1, and (iii) upon giving notice in accordance with Section 8.4 hereof.

                  The Issuer agrees that it shall take all steps that may be necessary to ensure that the Trustee accept such prepayment of the Loan, or of any Additional Payments when the same are tendered by the Company for deposit by the Trustee in the Reimbursement Account in the Bond Fund to be used to reimburse the Letter of Credit Bank for any draw under the Letter of Credit used to redeem Project Bonds on the corresponding Bond Redemption Date. Payments required under the Note shall be accelerated as necessary to correspond with, in time and amount, payments of principal of and interest and premium, if any, on the Bonds.

                  Section 2.7. Past Due Loan Payments and Additional Payments. In the event that the Company should fail to pay any Loan Payments or Additional Payments, the payment in default shall continue as an obligation of the Company with interest payable at the Interest Rate for Advances until the amount in default shall have been fully paid; provided, however, that anything herein to the contrary notwithstanding the rate of interest on any Loan Payment in default shall not be less than the rate of interest on the Bonds to which such Loan Payment relates.

                  Section 2.8. Redemption of Bonds. The Issuer, at the written request at any time of the Company, and upon provision first made for the Issuer's expenses, if any, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect the redemption of all or part of the then outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions.

                  Section 2.9. Application of Certain Proceeds. So long as the Company is not in default hereunder or under the Note, the Trustee shall, with respect to amounts deposited in the Reimbursement Account in the Bond Fund pursuant to Sections 3.1(c) (penalties or liquidated damages received or withheld under construction contracts), 5.2, 5.3, 5.4 or 5.8 hereof, reimburse the Letter of Credit Bank for corresponding draws under the Letter of Credit used to redeem Project Bonds (if such Bonds are subject to redemption under applicable provisions hereof or of the Indenture). In lieu of such redemption (if such Bonds are not subject to redemption under applicable provisions hereof or of the Indenture), at the Company's option, with the concurrence of the Letter of Credit Bank, such amounts may (i) be retained in the Reimbursement Account in the Bond Fund and used for the purposes for which said Account is created if the Trustee and the Letter of Credit Bank receive an opinion from a firm of nationally-recognized bond counsel that such retention will not cause the Bonds to become taxable, or (ii) be used to purchase Bonds on the open market at prices not exceeding par plus accrued interest to the date of payment therefor and surrender Bonds so purchased to the Trustee for cancellation.

                  Section 2.10. Adjustment of Loan Payments in the Event of Redemption or Cancellation of Project Bonds. In the event the Issuer redeems any Project Bonds or in the event the Company delivers to the Trustee any Project Bonds with instructions to cancel said Bonds, then in that event the principal amount of such Bonds shall be allowed as a credit against principal payable under the Note in the inverse order of principal payments due under the Note.

                  Section 2.11 Assignment of Agreement and Pledged Receipts. To secure the payment of Bond service charges, the Issuer shall assign, by the Indenture, its rights under and interest in this Agreement (except for the Unassigned Issuer's Rights) and the Pledged Receipts to the Trustee. The Company hereby agrees and consents to those assignments.

                  Section 2.12 Payments to Remarketing Agent. The Company shall pay to the Remarketing Agent on or before each Interest Payment Date on which the Remarketing Agent is required to remarket Project Bonds, an amount equal to the amount to be paid by the Remarketing Agent for the purchase of Project Bonds on such Interest Payment Date, pursuant to the Indenture, provided that amounts available on such Interest Payment Date for such payment from either:

                           (i) proceeds of the remarketing of such Project Bonds by the Remarketing Agent, or

                           (ii)  proceeds of a draw under the Letter of
                  Credit

shall be credited against the Company's obligation to make payments under this
Section 2.12.

                  The Company hereby consents to the appointment of the Remarketing Agent and any successor Remarketing Agent pursuant to and as specified in Sections 5.18 and 5.19 of the Indenture and to the appointment of the Indexing Agent and any successor Indexing Agent pursuant to and as specified in Section 5.25 of the Indenture.

                  Section 2.13 Letter of Credit. Prior to the initial delivery of the Project Bonds to the Original Purchaser pursuant to the Indenture, the Company shall obtain and deliver, to the Trustee, the Letter of Credit. The initial Letter of Credit shall be issued by the Letter of Credit Bank pursuant to the Reimbursement Agreement; shall be dated the date of delivery of the Project Bonds; shall expire on September 2, 1991, subject to extension in accordance with the terms thereof and of the Reimbursement Agreement; may be replaced by an Alternate Letter of Credit complying with the provisions of
Section 4.16 of the Indenture; shall obligate the Letter of Credit Bank to pay to the Trustee up to (i) the aggregate principal amount of the Project Bonds (a) to enable the Trustee to pay the principal of the Project Bonds at maturity, upon redemption or acceleration, and (b) to enable the Remarketing Agent to pay the portion of the purchase price of Project Bonds delivered to, and not remarketed by, the Remarketing Agent, equal to the aggregate principal amount of such Project Bonds, and (ii) an amount equal to the portion of the purchase price of Project Bonds delivered to and remarketed by the Remarketing Agent, representing any discount at which the Project Bonds are remarketed as permitted by Section 5.20 of the Indenture, plus (iii) an amount equal to the maximum interest (at the rate of twelve percent (12%) per annum) to accrue on the Project Bonds for one hundred ninety-five (195) days to enable the Trustee to pay interest on the Project Bonds; and shall be in substantially the same form as attached to the Reimbursement Agreement and made a part thereof.

                  The Company shall take whatever action may be necessary to maintain the Letter of Credit or an Alternate Letter of Credit in full force and effect during the period required by the Indenture, including the payment to the Letter of Credit Bank of all amounts payable under the Reimbursement Agreement at the times and in the amounts described therein and the payment of any transfer fees required by the Letter of Credit Bank upon any transfer of the Letter of Credit or an Alternate Letter of Credit to any successor Trustee pursuant to the Indenture.

                                   ARTICLE III

                    ACQUISITION, CONSTRUCTION, EQUIPPING AND
                            OWNERSHIP OF THE PROJECT


                  Section 3.1. Agreement to Acquire, Construct and Equip the Project. The Company agrees:

                  (a) To cause the Project to be acquired, constructed and equipped, using its best efforts to do so with all dispatch to secure completion as promptly as is reasonably feasible in accordance with the Plans and Specifications, and will use its best efforts to cause the construction and equipment of other facilities and real and personal property deemed necessary in connection with the Project to the end that the Project will fulfill the Project Purposes.

                  (b) To make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other persons, firms or corporations, and in general do all things which may be requisite or proper for acquiring, constructing and installing the Project.

                  (c) Where economically feasible to ask, demand, sue for, levy and use its best efforts to recover and receive such sums of money, debts, dues or other demands whatsoever in connection with the Project, to which it may be entitled under any contract, order, receipt, guaranty, warranty, writing or instrument in connection with any of the foregoing, and to enforce the provisions of any contract, agreement, obligation, bond or other security in connection with the Project. Any amounts received in connection with the foregoing, after deduction of expenses incurred in such recovery (i) prior to the Completion Date and full disposition of the Construction Fund in accordance with this Agreement and the Indenture, shall be paid into the Construction Fund, or (ii) after the Completion Date and full disposition of the Construction Fund in accordance with this Agreement and the Indenture shall be used in accordance with Section 4.2(g) hereof, as if such amounts were remaining in the Construction Fund after the Completion Date and after payment of all costs, or provision therefor, had been made. Notwithstanding the other provisions of this paragraph, any penalties received from any contractor for failure to complete work on time shall be paid to the Trustee for deposit in the Reimbursement Account in the Bond Fund.

                  (d) All laborers and mechanics employed on the Project shall be paid at the prevailing rates of wages of laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code, for determination of prevailing wages, provided that should the Company or other non-public user beneficiary of the Project undertake, as part of the Project, construction to be performed by its regular collective bargaining unit employees who are covered under a collective bargaining agreement which was in existence prior to the date of the commitment instrument undertaking to issue the Project Bonds, then, in that event, the rate of pay provided under the collective bargaining agreement may be paid to such employees. To the extent required by Section 4115.032 of the Ohio Revised Code, the Company shall comply, and shall require compliance by all contractors or subcontractors working on the Project, with all applicable requirements of Sections 4115.03 through 4115.16 of the Ohio Revised Code, including, without implied limitation, obtaining or causing to be obtained from the Ohio Department of Industrial Relations ("Department") its determination of the prevailing rates of wages to be paid for the class of work called for by the Project and requesting it to designate a prevailing wage coordinator ("Coordinator") for the Project, pursuant to Section 4115.032 of the Ohio Revised Code. Prior to issuance of the Bonds, the Company shall be required to provide the Issuer with evidence that it has complied with the foregoing agreements. In the event of failure or refusal by the Department to designate a Coordinator for the Project within thirty days of receipt of such request, the Issuer shall designate one of its employees to act as the interim Coordinator for the Project until the Department designates a Coordinator, and the cost of such employee's services, based upon the time of such employee expended in performing such services at his or her usual rate of compensation, shall upon demand be reimbursed to the Issuer by the Company.

                  Section 3.2. Plans and Specifications. The Plans and Specifications are at the date hereof on file with the Issuer and the Letter of Credit Bank and may be changed from time to time by the Company provided that any such change shall also be filed with the Issuer and the Letter of Credit Bank and provided further that no amendment in the Plans and Specifications shall materially change the function of the Project or impair the significance or character of the Project as furthering the Project Purposes. There shall be no amendment to the Plans and Specifications except in accordance with the provisions of the Disbursement Agreement.

                  Section 3.3. Completion Date. Completion of the improvement and equipping of the Project shall be evidenced to the Issuer, the Trustee, the Letter of Credit Bank and the Company by a certificate signed by the Authorized Company Representative stating that, except for any amounts retained by the Trustee at the direction of the Authorized Company Representative, with the approval and consent of the Letter of Credit Bank, for any amount of the costs set forth in Subsections 4.2(a) through (f) hereof not then due and payable, (i) construction and equipping of the Project have been substantially completed in accordance with the Plans and Specifications and all labor, services, materials and supplies used in such construction and equipping have been paid for, (ii) all other facilities necessary in connection with the Project have been acquired, constructed and equipped and all costs and expenses incurred in connection therewith have been paid, and (iii) all construction and equipping of the Project and facilities necessary thereto have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar regulations of all governmental authorities having jurisdiction, and have been accomplished to the satisfaction of the Company so as to permit efficient operation for the Project Purposes. Said certificate shall also specify the date by which the foregoing three events have occurred. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which then exist or may subsequently arise.

                  Section 3.4. Agreement as to Ownership of Project. The Issuer and the Company agree that title to and the ownership of the Project shall vest in and remain in and be the sole property of the Company subject to the Mortgage.

                  Section 3.5. Use of Project. The Issuer does hereby covenant and agree that it will not take any action, or cause any action to be taken, during the term of this Agreement, other than pursuant to Article IX of this Agreement or Article VI of the Indenture, to interfere with the Company's ownership of the Project or to prevent the Company from having possession, custody, use and enjoyment of the Project, except such action as may be required of or permitted to the Issuer in its governmental capacities.

                  Section 3.6. Additional Bonds. Subject to the provisions of
Section 8 of the Bond Legislation for the Project Bonds, the Company and the Issuer agree that one or more series of Additional Bonds may be issued pursuant to the Indenture.

                  Section 3.7. Opinion to be Provided. Prior to September 1, 1991, and prior to September 1 of each year thereafter, the Company shall on behalf of the Issuer cause to be delivered to the Trustee and the Letter of Credit Bank an opinion of counsel, who may be counsel for the Company, addressed to the Trustee and the Letter of Credit Bank and stating that based upon the law in effect on the date of such opinion no filing, registration or recording and no refiling, reregistration or rerecording of any financing statement, amendments thereto, continuation statements or instruments of a similar character relating to the pledges and assignments made by the Issuer to secure the Bonds is required by law in order to fully preserve and protect the security of the holders of the Bonds and the rights of the Trustee and the Letter of Credit Bank under the Indenture, the Mortgage, the Assignment of Rents, and this Agreement, or if such filing, registration, recording, refiling, reregistration or rerecording is necessary, setting forth the requirements in respect thereto. Promptly after any filing, recording, refiling or rerecording of any such financing statement or amendment thereto or continuation statement or instrument, the Company on behalf of the Issuer will deliver to the Trustee and the Letter of Credit Bank an opinion of counsel, who may be counsel for the Company, to the effect that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof.

                                   ARTICLE IV

                               ISSUANCE OF BONDS;
                             APPLICATION OF PROCEEDS


                  Section 4.1. Issuance of Bonds; Deposit of Bond Proceeds. In order to provide funds to make the Loan and thereby pay for the costs described in Section 4.2 hereof and incurred under or in connection with this Agreement, concurrently with the delivery to the Trustee of the Note as provided in
Section 2.1 hereof, the Issuer will issue, sell and deliver the Project Bonds to the Original Purchaser and will deposit the proceeds (net of the Original Purchaser's bond discount, if any) of said Project Bonds, after deducting the Bond Fund Payment as provided in the Indenture, into the Construction Fund. The moneys derived from the proceeds of the Project Bonds deposited in the Construction Fund, pending application as provided in Section 4.2 hereof, are subject to a lien in favor of the holders of the Project Bonds as provided in the Indenture.

                  Section 4.2. Disbursements from the Construction Fund. The Issuer has, in the Indenture, authorized and directed the Trustee to use the moneys in the Construction Fund for the disbursements required by the provisions of this Agreement. Such disbursements shall be to pay, or, to the extent the Company shall have paid, to reimburse the Company, for the following:

                  (a) Costs incurred directly or indirectly for or in connection with the acquisition, construction or equipping of the Project including but not limited to those for any feasibility study, preliminary planning and studies, architectural, legal, engineering and supervisory services, labor, services, materials, grading, construction and equipment acquisition and installation, and including interest on the Bonds during the Construction Period to the extent that such interest qualifies as or may be treated as "construction period interest" as defined in
                           Section 266 of the Code.

                  (b) Premiums attributable to all insurance required to be taken out and maintained during the Construction Period with respect to the Project, the premium on each surety bond, if any, required with respect to work on the Project, and taxes, assessments and other charges in respect of the Project, that may become due and payable during the Construction Period.

                  (c) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under any contract relating to the Project.

                  (d) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the Bonds and the preparation and delivery of this Agreement, the Indenture, the Mortgage and related documents.

                  (e) Fees and expenses of the Trustee and of any paying agent properly incurred under the Indenture that may become due and payable during the Construction Period, and the initial or acceptance fee of the Trustee.

                  (f) Any other incidental and necessary costs including without limitation any expenses, fees and charges, relating to the acquisition, construction or equipping of the Project, including deposits to the Reimbursement Account in the Bond Fund for the purpose of reimbursing the Letter of Credit Bank for draws under the Letter of Credit to pay interest during the Construction Period, and including deposits to the Excess Investment Earnings Account for the purpose of making any payments required pursuant to Section 6.2(t) of this Agreement; provided, that nothing in this Agreement permits, or shall be construed to permit, the expenditure of any moneys in the Construction Fund for, or in reimbursement of payments made for, the acquisition of raw materials or supplies (other than raw materials or supplies used in connection with the construction of the Project), inventory, or accounts receivable, or for provision of working capital, including the payment of any principal or interest on any other secured or unsecured indebtedness incurred by the Company in connection with the Project, and no such expenditure shall be made from the Construction Fund.

                  (g) All moneys in the Construction Fund (including moneys earned thereon by investment thereof) remaining after the Completion Date and payment, or provision for payment, in full of the costs provided for in the preceding subsections of this Section , then due and payable, shall promptly be deposited in a subaccount ("Subaccount") of the Reimbursement Account in the Bond Fund and, at the direction of the Authorized Company Representative, used to (i) reimburse the Letter of Credit Bank for draws on the Letter of Credit to redeem Bonds (if such Bonds are subject to redemption under applicable provisions hereof or of the Indenture) or (ii) purchase Bonds in the open market for the purpose of cancellation at prices not exceeding par plus accrued interest thereon to the date of payment therefor, or
                           (iii) a combination of the foregoing; provided that amounts approved by the Authorized Company Representative and the Letter of Credit Bank shall be retained by the Trustee in the Construction Fund for payment of such costs not then due and payable, and any balance remaining of such retained funds after full payment of all such costs shall be used in the manner specified and in the priorities set forth in clauses (i), (ii) and (iii) of this subsection; and further provided, that if such moneys remaining in the Construction Fund prior to application in the manner specified in clauses (i), (ii) and (iii) of this subsection exceed 10% of the aggregate principal amount of the Project Bonds after subtracting the total of the costs of the issuance, sale and delivery of the Project Bonds and any cost incurred prior to June 5, 1986, paid out of Bond proceeds, then the amount by which such moneys remaining in the Construction Fund exceed the amount specified above shall only be applied by the Company as set forth in clause (i) above to redeem or retire Bonds, or a portion thereof at the earlier of their next redemption date or date of maturity and pending such application such amount shall be held in escrow in the Subaccount in the Reimbursement Account in the Bond Fund and the yield on such escrowed amount shall not exceed the yield on the Bonds, and provided further that with regard to such redemption or retirement of Bonds, such excess shall not be applied to any premium which is paid for such Bonds.

                  Each of the payments referred to in the preceding subsections
(a) through (f) above shall be made only upon satisfaction by the Company of all requirements for each disbursement under the terms of the Disbursement Agreement and each such disbursement shall be made by the Trustee only in accordance with the provisions of the Disbursement Agreement.

                  Section 4.3. Obligation of the Parties to Cooperate in Furnishing Documents. The Issuer and the Company agree to cooperate in furnishing the documents referred to in Section 4.2 hereof that are required to effect payments out of the Construction Fund, and to cause such approvals and orders to be directed by the Authorized Company Representative to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 4.2 hereof. The Issuer's obligation is subject to any provisions of this Agreement or the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Construction Fund available for payment under the terms of the Indenture.

                  Section 4.4. Company Required to Pay Costs in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund (including moneys from the proceeds of any Additional Bonds sold to finance completion of the Project) should not be sufficient to pay all costs payable therefrom, the Company agrees, in order to fulfill the public purposes for which the Project is to be used, to complete the acquisition, improvement, construction, installation and equipment to be accomplished pursuant hereto and to pay all costs therefor in full; provided, however, that nothing contained herein shall impair the Company's rights under Article VIII hereof. The Issuer does not make any warranty, either expressed or implied, that the moneys, which will be paid into the Construction Fund and which under the provisions of this Agreement will be available for payment of the costs of the acquisition, improvement, construction, installation and equipment to be accomplished pursuant hereto, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay pursuant hereto any portion of the said costs listed in Section 4.2 hereof, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, or the holders of any of the Bonds, nor shall it be entitled to any diminution in or abatement or postponement of the Loan Payments.

                  Section 4.5. Investment of Fund Moneys. Except as otherwise provided in the Indenture, any moneys held as part of the Bond Fund or Construction Fund shall at the oral (and if oral, to be confirmed in writing) or written request of the Authorized Company Representative be invested or reinvested by the Trustee as specified in the Indenture. The Issuer and the Company jointly and severally covenant that the use of the proceeds of the Bonds will be restricted in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of issuance of the Bonds, so that they will not constitute "arbitrage bonds" within the meaning of Section 103(c) of the Internal Revenue Code and the regulations prescribed under that Section. The Company and the Issuer hereby agree that the gross proceeds of the Project Bonds will be restricted, invested and rebated as provided in Section 6.2(t) hereof. Any officer of the Issuer having responsibility with respect to the issuance of the Bonds is authorized and directed, alone or in conjunction with any other officer, partner, employee or consultant of the Issuer or the Company, and upon receipt of satisfactory indemnities from the Company, to give an appropriate certificate on behalf of the Issuer, for inclusion in the transcript of proceedings for the Bonds, setting forth the facts, estimates and circumstances and reasonable expectations pertaining to said Section 103(c) and regulations thereunder. The Clerk of the Legislative Authority shall cause to be furnished as provided in the Indenture a true transcript of certified proceedings including all proceedings had with reference to the issuance of the Bonds along with such other information as is necessary or proper with respect to the Bonds.

                                    ARTICLE V

                         MAINTENANCE; INSURANCE; DAMAGE;
                         DESTRUCTION AND EMINENT DOMAIN


                  Section 5.1. Maintenance. So long as any of the Bonds are outstanding within the meaning of the Indenture, the Company shall keep and maintain the Project, including all appurtenances thereto and any personal property therein or thereon, in good repair and good operating condition.

                  So long as such shall not be in violation of the Act, and provided there is continued compliance with applicable laws and regulations of governmental jurisdictions, the Company shall have the right to remodel the Project or make additions, modifications and improvements thereto, from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, additions, modifications and improvements shall be paid by the Company or, to the extent permitted by the Indenture, from the proceeds of Additional Bonds, and the same shall, when made, become a part of the Project, provided, however, that any such remodeling shall not have a material adverse effect on the value of the Project; and provided further, however, that the Company shall not, except as required by law, remodel the Project or make any additions, modifications, or improvements thereto which would cause the Project to fail to meet the requirements of all applicable fire and safety codes.

                  Section 5.2. Removal of Portions of the Project. The Company may remove items of furnishings or equipment constituting part of the Project only in accordance with the provisions of the Reimbursement Agreement and the Mortgage.

                  Section 5.3. Option to Release Portion of Project. The Company has the option, with the consent of the Letter of Credit Bank, to release from the lien of the Mortgage any portion of the land, upon which no buildings, structures, or improvements financed from Bond proceeds are located, and appurtenances thereto and any equipment and fixtures which are subject to the lien of the Mortgage provided that an independent architect or engineer certifies that such real and personal property is not necessary for the operation of the Project and the release will not interfere with the use of the Project. To the extent that (i) any of such equipment and fixtures are necessary for the operation of the Project or (ii) the Company does not desire to purchase any of such equipment and fixtures, and in either case such equipment and fixtures can be moved to another location on the Project Site, then such equipment and fixtures shall be moved and shall not be released hereunder. The purchase price for such release shall be the fair market value of such property as determined by three independent real estate appraisers (selected in the manner provided in Section 5.4(1) hereof). The purchase price will be deposited in the Reimbursement Account in the Bond Fund and used for the purposes for which the Reimbursement Account in the Bond Fund was created.

                  Section 5.4. Insurance Required. During the Construction Period and throughout the term of the Note, the Company shall keep the Project, or cause the same to be kept, continuously insured against such risks as are customarily insured against with respect to facilities of like size and type, paying as the same become due all premiums in respect thereto, including, but not limited to:

                  (1) builder's risk insurance, and prior to the expiration of such builder's risk insurance, insurance on the repair or replacement basis in an amount of not less than 100% of the then actual cost of replacement (excluding costs of replacing excavations and foundations but without deduction for depreciation) on the Project (with deductible provisions not to exceed $50,000 in any one casualty) against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke and such other risks as are now or hereafter included in uniform standard extended coverage endorsement in common use for similar structures (including vandalism and malicious mischief). In the case of any dispute regarding the repair or replacement value of the Project, such dispute shall be determined by three independent appraisers who are members of the American Institute of Real Estate Appraisers, one appointed by the Company, one appointed by the Trustee and Letter of Credit Bank jointly, and a third appointed by the two appointed by the Company and the Trustee and Letter of Credit Bank jointly; if such two appointed by the Company and the Trustee and Letter of Credit Bank jointly are unable to agree upon a third, the appointment of the third shall be determined by arbitration under the rules of the American Arbitration Association;

                  (2) business interruption insurance (also referred to as "use and occupancy insurance" or "rent insurance") covering loss of revenues and other income by the Company by reason of total or partial suspension of, or interruption in the operation of the Project caused by damage or destruction of the Project in an amount equal to six (6) months' maximum debt service on the

                           Project Bonds plus an amount sufficient to enable the Company to pay all taxes with respect to the Project due and payable during such applicable six-month period;

                  (3) boiler explosion insurance on steam boilers, if any, pressure vessels and pressure piping in an amount not less than repair or replacement cost (with deductible provisions not to exceed $50,000), provided that such insurance need not be taken out until the steam boilers, pressure vessels and pressure piping have been installed in the Project; and

                  (4) during the Construction Period, comprehensive general liability insurance to the extent of not less than $1,000,000 combined single limit of liability for personal injury and property damage; and thereafter with respect to the Project, comprehensive general liability insurance providing insurance with deductible provisions not to exceed $50,000 to the extent of not less than (i) $300,000 per occurrence against liability for personal and bodily injury including death resulting therefrom, (ii) $100,000 per occurrence for damage to property including loss of use thereof, occurring on or in any way related to the Project or any part thereof, with excess coverage or "umbrella" insurance for claims under such coverage in (i) and (ii) in the aggregate of not less than $3,000,000.

                  The Net Proceeds of the insurance carried pursuant to the provisions of subparagraphs (1) and (3) hereof shall be paid and applied as provided in Section 5.8 hereof and the Net Proceeds of insurance carried pursuant to the provisions of subparagraph (4) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid. The Net Proceeds of the insurance carried pursuant to the provisions of subparagraph (2) hereof shall be deposited in the Reimbursement Account in the Bond Fund and used as provided in the Indenture.

                  All insurance required herein shall be taken out and maintained in generally recognized responsible insurance companies, with at least an A+ Class XII Best's rating or otherwise acceptable to the Letter of Credit Bank and the Trustee, qualified to do business in the State, selected by the Company. All policies evidencing such insurance shall provide for payment to the Issuer, the Company, the Letter of Credit Bank, and the Trustee as their respective interests may appear, and the policies required by subparagraphs (1),
(2), and (3)
hereof shall contain standard mortgagee clauses naming the Trustee and the Letter of Credit Bank, as their interests may appear, and requiring that all Net Proceeds of insurance resulting from any claim in excess of $5,000 for loss or damage covered thereby be paid to the Trustee and the Letter of Credit Bank; provided, however, that all claims regardless of amount may be adjusted by the Company with the insurers, subject to approval of the Trustee and the Letter of Credit Bank as to any settlement of any claim in excess of $5,000, which approval shall not be unreasonably withheld. A certificate or certificates of the insurers that such insurance is in force and effect shall be deposited with the Trustee and the Letter of Credit Bank at the time such insurance is to be in force and effect; and prior to the expiration of any such policy the Company shall furnish the Trustee and the Letter of Credit Bank with evidence reasonably satisfactory to the Trustee and the Letter of Credit Bank that the policy has been renewed or replaced or is no longer required by this Agreement. In lieu of separate policies, the Company may maintain one or more blanket policies of insurance having the coverage required hereby. All such policies shall provide that such insurance may not be modified adversely to the interests of the Issuer or the Trustee or the Letter of Credit Bank or canceled by the issuer thereof before the Bonds and the obligations of the Company under the Reimbursement Agreement have been fully paid without at least thirty (30) days' notice to the Company, the Issuer, the Trustee and the Letter of Credit Bank. If available, all such policies shall provide that (i) any defenses against the Company shall not affect the rights of the Issuer, the Trustee and the Letter of Credit Bank thereunder; (ii) any loss shall be payable notwithstanding any act or negligence of the Issuer or the Company or others that might otherwise result in forfeiture of the insurance; (iii) the insurer waives the right of subrogation against the Issuer and the Trustee and the Letter of Credit Bank and the Project; and (iv) the policies are primary and noncontributory with any insurance that may be carried by the Issuer or the Trustee or the Letter of Credit Bank.

                  Section 5.5. Title Insurance. The Company will prior to, or simultaneously with, the issuance of the Bonds, obtain and furnish title insurance in the form of an ALTA mortgagee's title binder issued by Chicago Title Insurance Company in the face amount of $2,495,500 and will furnish a copy of such binder to the Letter of Credit Bank and the Trustee. The Company will furnish within the time limit specified in such binder a mortgagee's title policy issued by such title insurance company. The mortgagee's title policy shall insure that the Trustee and the Letter of Credit Bank, as their respective interests appear, have a first mortgage in the Project Site and all improvements thereon subject only to this Agreement and the "Permitted Encumbrances" as defined in the Mortgage. Any Net Proceeds payable either to the Company or the Trustee or the Letter of

Credit Bank under such policy shall be subject to the lien of the Indenture, shall be paid to the Trustee and the Letter of Credit Bank and shall, at the Company's option with the consent of the Letter of Credit Bank, be (a) used (subject to the prior concurrence of the Trustee and the Letter of Credit Bank) to acquire and construct replacement or substitute property for that to which title has been lost, or (b) used to redeem or purchase Bonds at the earliest possible date pursuant to the Indenture, or (c) used to discharge the title defect with respect to which such Net Proceeds were paid. Any proceeds of title insurance remaining after the Bonds are fully paid shall be paid first to the Letter of Credit Bank to the extent of any amounts payable by the Company to the Letter of Credit Bank under the terms of the Reimbursement Agreement and thereafter to the Company. Any such replacement or substitute property must be approved in writing by the Authorized Issuer Representative and must be subject to the lien of the Mortgage.

                  Section 5.6. Worker's Compensation Coverage. While the Note and any obligation under the Reimbursement Agreement remains unpaid, including the Construction Period, the Company shall maintain or cause to be maintained, in connection with the Project, the Worker's Compensation coverage required by the laws of the State.

                  Section 5.7. Mechanics' Liens. The Company shall not suffer or permit any mechanics' liens to be filed against the Project, nor against any Loan Payment paid or payable hereunder, by reason of work, labor, services or materials supplied or claimed to have been supplied to the Company or anyone holding the Project or any part thereof through or under the Company. If any such mechanics' liens shall at any time be filed, the Company shall, within ninety (90) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. The Company shall have the right to contest the validity and the amount of any such lien by appropriate proceedings timely instituted, provided that the Company (a) gives the Issuer, the Trustee and the Letter of Credit Bank written notice of its intention so to do, (b) diligently prosecutes any such contest, and (c) if requested by the Issuer, the Trustee or the Letter of Credit Bank, furnishes a bond in cash or by surety, whichever shall be acceptable to the Issuer, the Trustee and the Letter of Credit Bank, in an amount equal to the amount required by applicable law, and the Company shall not be in default hereunder for failure to pay or discharge any such lien so long as it is contesting the same as aforesaid. In lieu of providing the cash or surety bond required by clause (c) above, the Company may provide the Issuer, the Trustee and the Letter of Credit Bank with evidence of a title insurance policy or endorsement satisfactory to the Letter of Credit Bank which policy or endorsement insures over such lien.

                  Section 5.8. Damage, Destruction and Eminent Domain. If, prior to full payment of all Bonds outstanding (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project or any portion thereof is destroyed or damaged in whole or in part by fire or other casualty, or title to, or the temporary use of, the Project or any portion thereof shall have been taken by the exercise of the power of eminent domain, and the Issuer, the Company or Trustee receives Net Proceeds from insurance or any exercise of the power of eminent domain, all Net Proceeds from any insurance policy or any kind of condemnation awards in connection therewith shall, at the direction of the Company be paid to the Trustee which shall deposit same (a) in a special trust fund to be applied and disbursed in accordance with the terms and provisions of Section 4.2 of this Agreement, to be used by the Company, with the consent of the Letter of Credit Bank, to repair, reconstruct, restore, replace or improve the Project or such portion thereof, and the Company shall use its best efforts to use such proceeds in such a way as to restore the earning power of the Project and as will not impair the character or significance of the Project as furthering the Project Purposes, and upon completion of such repair, reconstruction, restoration, replacement or improvement of the Project or such portion thereof to the satisfaction of the Letter of Credit Bank, any balance remaining in such special trust fund shall be transferred to the Reimbursement Account in the Bond Fund, or (b) if the Company has exercised its option to prepay the Loan pursuant to the provisions of
Section 8.2(a) or Section 8.2(b) hereof, into the Reimbursement Account in the Bond Fund. The Letter of Credit Bank may impose such reasonable conditions as it deems appropriate to ensure proper application of moneys pursuant to (a) above, including without limitation, the requirement that all disbursements shall be made in accordance with the provisions of the Disbursement Agreement.

                                   ARTICLE VI

                WARRANTIES, REPRESENTATIONS AND SPECIAL COVENANTS


                  Section 6.1 Warranty of Issuer. The Issuer warrants and represents that it is a duly organized and existing county and political subdivision of the State of Ohio, and, under Section 1724.10 of the Ohio Revised Code, has designated the Agency as the Issuer's agency and instrumentality for the Issuer's industrial, commercial, distribution and research development and has confirmed the Plan for such development prepared by such Agency. The Issuer agrees that it will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence. The Issuer has determined that the Project constitutes a "project" within the meaning of that term as defined in Section 165.01 of the Ohio Revised Code. The Issuer has duly accomplished all conditions necessary to be accomplished by it prior to issuance and delivery of the Project Bonds and execution and delivery of this Agreement and is not in default under any of the provisions contained in the laws of the State in any manner which would impair its ability to carry out its obligations hereunder. The Issuer further warrants and represents that under the Act it has power to enter into the transactions contemplated by this Agreement, and it has been duly authorized to execute and deliver this Agreement.

                  Section 6.2 Representations of the Company. The Company makes the following representations and warranties to induce the Issuer to enter into this Agreement:

                  (a) The Company is a limited partnership duly formed and existing, in good standing under the laws of the State, and is not in violation of any provision of its Partnership Agreement or any laws of the State relevant to the transactions contemplated by this Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Note, the Security Agreement, the Mortgage, the Assignment of Rents, the Indenture or the Reimbursement Agreement.

                  (b) The Company has full power and authority to execute and deliver this Agreement, the Bond
                           Purchase Agreement, the Remarketing Agreement, the Security Agreement, the Mortgage, the Assignment of Rents, the Note and the Reimbursement Agreement and to carry out the transactions provided for therein. This Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Security Agreement, the Mortgage, the Assignment of Rents, the Note and the Reimbursement Agreement have by proper action been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Mortgage, the Assignment of Rents, the Security Agreement, the Note and the Reimbursement Agreement when executed and delivered by the respective parties thereto, valid and binding obligations of the Company.

                  (c) The execution, delivery and performance by the Company of this Agreement, the Security Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Mortgage, the Assignment of Rents, the Note and the Reimbursement Agreement and the consummation of the transactions contemplated hereby and thereby will not violate any provision of law or regulation applicable to the Company, or of any writ or decree of any court or governmental instrumentality, or of the Partnership Agreement of the Company, or of any mortgage, indenture, contract, agreement or other undertaking to which the Company is a party or which is known to the Company to purport to be binding upon the Company or upon any of its assets.

                  (d) The financing, acquisition, construction and equipping provided for under this Agreement, and commitments therefor made by the Issuer, have induced the Company to acquire and construct within the boundaries of the Issuer the manufacturing facilities constituting the Project which will be used in the business of the Company.

                  (e) Acquisition, construction and installation in accordance with the Plans and Specifications and the Act will be accomplished and the Project will be used and maintained in such manner as to conform in all material respects with all applicable zoning, planning, fire, building, environmental and other regulations, which are material to the operation of the Project, of all governmental authorities having jurisdiction.

                  (f) The Project is of the type authorized and permitted by the Act. The Project will be completed in accordance with the Plans and Specifications and the Project has been and will be operated and maintained in such manner to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations to be consistent with the Act.

                  (g) The Project is located entirely within the boundaries of Union Township, County of Butler, Ohio.

                  (h) The acquisition, construction and installation of the Project commenced after June 5, 1986, and no obligation relating to the acquisition, construction or installation of the Project was paid or incurred prior to such date.

                  (i) Except for the Project Bonds, no bonds, notes or other obligations of any state, territory or possession or any political subdivision of the United States of America or any political subdivision of any of the foregoing, or of the District of Columbia, have been issued and are now outstanding, the proceeds of which have been or are to be used primarily with respect to facilities of which the Company or any related person thereto is or will be a principal user and which are located within the boundaries of the Issuer.

                  (j) There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of the Company or any person related to the Company, which constitute "industrial development bonds" within the meaning of Section 103(b) of the Code and which (i) were or are to be sold within 30 days of the date of sale of the Project Bonds,
                           (ii) were or are to be sold at substantially the same interest rate as the interest rate on the Project Bonds, (iii) were or are to be sold pursuant to a plan of marketing that is in common with the marketing plan for the Project Bonds, and
                           (iv) are payable directly or indirectly by the Company or from any source from which the Project Bonds are payable.

                  (k) The information furnished by the Company and used by the Issuer in preparing the election, which has been filed by or on behalf of the Issuer with the Internal Revenue Service pursuant to Section 103(b)(6)(D) of the Code, was true and complete as of the date of filing of said election.

                  (l) The information furnished by the Company and used by the Issuer in preparing the Form 8038, Information Return for Private Activity Bond Issues, which has been filed by or on behalf of the Issuer, with the Internal Revenue Service Center in Philadelphia, Pennsylvania pursuant to
                           Section 103(1) of the Code, was true and complete as of the date of filing of said Form 8038.

                  (m) The weighted average maturity of the Project Bonds does not exceed the weighted average estimated economic life of the components comprising the Project by more than 20%, determined pursuant to
                           Section 103(b)(14) of the Code.

                  (n) The aggregate authorized face amount of the Project Bonds allocated to any person (or any person related thereto within the meaning of
                           Section 103(b)(6)(C) of the Code) who was, is, or will be an owner or principal user of the Project at any time during the three-year period beginning on the later of (i) the date such facilities were placed in service or (ii) the date of issuance of the Project Bonds, when increased by the aggregate face amount of all industrial development bonds the interest on which is exempt from tax under Subsection 103(b) of the Code which are allocated to such person (pursuant to Section 103(b)(15)(C) of the Code) and which are outstanding at the time of issuance of the Project Bonds, will not exceed $40,000,000.

                  (o)      At no time will:

                           (A) more than 25% of the net proceeds of the sale of the Project Bonds be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services (including eating and drinking places, but excluding grocery stores), automobile sales or service, or the provision of recreation or entertainment; or

                           (B) any portion of the net proceeds of the sale of the Project Bonds be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox, other private luxury box, health club facility, facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                  (p) No part of the net proceeds of the sale of the Project Bonds will be used for the acquisition of any existing property (or interest therein) unless the first use of such property is pursuant to such acquisition, except as provided herein. In the event that the Project consists of or includes the acquisition of an existing building (and equipment therefor), the first use of which will not be pursuant to such acquisition, an amount equal to at least 15% of the net proceeds of the sale of the Project Bonds to be expended on such building (and equipment therefor) shall be used for qualifying rehabilitation expenditures (as defined in Section 103(b)(17) of the Code).

                  (q) At no time will 25% or more of the proceeds of the sale of the Project Bonds be used (directly or indirectly) for the acquisition of land or any interest therein.

                  (r) If the Project consists of or will be included within a project consisting of a single building, an enclosed shopping mall, or a strip of offices, stores, or warehouses using substantial common facilities, no other tax-exempt obligation, other than the Project Bonds, has been or will be issued for any such project or component thereof.

                  (s) No "significant portion" (within the meaning of Section 103(b)(6)(J) of the Code) of the proceeds of the Project Bonds are to be used directly or indirectly to provide "residential real property for family units" (within the meaning of such section).

                  (t) (a) The Company hereby covenants and agrees with the Issuer and the Trustee for the benefit of the Holders of any of the Bonds, present and future, that it will proceed with due diligence to spend the "gross proceeds" (hereinafter defined) of the Bonds in connection with the acquisition, construction, installation and equipping of the Project and that it will not make, or permit, any use of the proceeds of the Bonds which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 103(c) of the Code and any Income Tax Regulations promulgated thereunder as such regulations may apply to obligations issued as of the date of the Bonds. The Company shall deliver to the Issuer its certificate, evidencing the reasonable expectations of the Company, in such reasonable form as the Issuer shall specify and upon which the Issuer may rely.

                 (b) The Company hereby further covenants and agrees with the Issuer and the Trustee, and with the Holders of any of the Bonds, present and future, as follows:

                 (1) All of the gross proceeds of the Bonds, other than gross proceeds held in a "bona fide debt service fund" (hereinafter defined) will be expended on the Project within six (6) months of the date of issuance and delivery of the Bonds, or

                 (2) If any part of the gross proceeds of the Bonds has not been expended on the Project within six (6) months of the date of issuance and delivery of the Bonds, the Company shall invest or cause such gross proceeds to be invested in the manner described in subparagraph (A) below and shall pay or cause to be paid to the United States the amounts described in subparagraph (B) below in accordance with the terms and conditions set forth therein.

                      (A) Except during any "temporary period" (hereinafter
                 defined), the aggregate amount of gross proceeds of the Bonds which are invested in "nonpurpose obligations" (hereinafter defined) having a "yield" (hereinafter defined) higher than the yield on the Bonds shall at no time during any "bond year" (hereinafter defined) exceed one hundred fifty per centum (150%) of the "debt service" (hereinafter defined) on the Bonds for such bond year. In addition, the aggregate amount of gross proceeds of the Bonds invested hereunder in nonpurpose obligations having a yield higher than the yield on the Bonds shall be reduced within 30 days of any redemption of Bonds (whether by payment at maturity, mandatory sinking fund redemption, redemption prior to maturity, or otherwise) which results in a decrease in annual debt service on the Bonds, so that after such reduction the Company's investment of gross proceeds of the Bonds complies with the limitation set forth in this subparagraph (A), based upon such decreased annual debt service. The Company shall not be required to sell or dispose of nonpurpose obligations if such sale or disposition would result in the realization of a loss, for Federal income tax purposes, that exceeds the amount that would be rebated to the United States pursuant to the provisions of subparagraph
                 (b)(2)(B) below (but for such sale or disposition), at the time of such sale or disposition if a rebate were due at such time. The provisions of the foregoing sentence shall not apply to the extent that other nonpurpose obligations acquired with the gross proceeds of the Bonds may be sold or disposed of without incurring the loss described above, and in any event the provisions of the foregoing sentence shall cease to apply thirty (30) days after the last day of the first "computation period" (defined in subparagraph (b)(2)(B)) ending thereafter on which such nonpurpose obligations can be sold or disposed of without incurring the loss described hereinabove. The provisions of this subparagraph (A) shall not apply to gross proceeds of the Bonds which are:

                           (i) invested for the initial temporary period
                      provided in Section 1.103-14(b)(1) of the Income Tax Regulations;

                           (ii) held in a bona fide debt service fund for the
                      Bonds and invested for the 13-month temporary period provided in Section 1.103-14 (b)(10) of the Income Tax Regulations;

                           (iii) invested for either of the temporary periods
                      provided for a sinking fund for the Bonds in Sections 1.103-14(b)(8) and 1.103-14(b)(12) of the Income Tax
                      Regulations;

                           (iv) invested during the one-year temporary period
                      provided for investment earnings derived from invested proceeds of the Bonds and from the investment of amounts held in a sinking fund for the Bonds under Sections 1.103-14(b)(6) and 1.103-14(b)(9) of the Income Tax
                      Regulations;

                           (v) invested for the temporary period provided for
                      proceeds of a refunding issue in Section 1.103-14(e)(3) of the Income Tax Regulations; or

                           (vi) held in a "revolving fund" (within the meaning
                      of Section 1.103-14(b)(11) of the Income Tax Regulations) and invested during the three-year temporary period set forth therein.

For purposes of the limitations described in this subparagraph (A), in determining the aggregate amount of gross proceeds of the Bonds invested in nonpurpose obligations that bear a yield in excess of the yield of the Bonds, each such obligation shall be valued at its fair market value on the date such obligation is acquired by the Trustee at the direction of the Company. In addition, the yield of obligations acquired with gross proceeds of the Bonds shall be determined based on such fair market value. For purposes of this subparagraph (A), an obligation acquired with gross proceeds of the Bonds need not be revalued after the date on which the obligation is acquired.

                      (B) At the time or times hereinafter set forth, the
                 Company shall pay or shall cause the Trustee to pay to the United States an amount, hereinafter referred to as the "Rebate Amount", which is equal to the sum of:

                          (i) the excess of--

                              (a) the aggregate amounts earned from the date of
                          issuance and delivery of the Bonds on all nonpurpose obligations in which gross proceeds of the Bonds have been invested (other than nonpurpose obligations attributable to an excess described herein) over

                              (b) the aggregate amounts which would have been
                          earned if the yield on such nonpurpose obligations (other than nonpurpose obligations attributable to an excess described herein) had been equal to the yield on the Bonds, plus

                          (ii) any income attributable to the excess described
                      in the clause (i) above.

                 The Rebate Amount payable to the United States shall be determined at least annually, on each and every anniversary date of the issuance and delivery of the Bonds, by the Company for each bond year during which Bonds remain outstanding and upon retirement of the last of the Bonds (each such period is hereinafter referred to as a "computation period"). Upon such determination, to the extent that the portion of the Rebate Amount determined to be due and payable to the United States under (B)(i) above as of the close of such computation period exceeds the sum of
                 (a) the then-current balance of the Principal Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of Section 6 of the Bond Legislation and (b) amounts previously rebated to the United States from the Principal Subaccount of the Excess Investment Earnings Account, such amount, if any, shall be deposited in the Principal Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of the Indenture. That portion of the Rebate Amount described in (B)(ii) above shall be deposited, as it is earned, in the Income Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of the Indenture. The Rebate Amount shall be paid to the United States in installments, as follows:

                          (I) subject to clause (III) below, the first such
                      installment shall be paid no later than thirty (30) days after the end of the fifth (5th) bond year of the Bonds;

                          (II) subject to clause (III) below, an additional
                      installment shall be paid on or prior to the last day of each additional installment payment period during which any of the Bonds remain outstanding. For purposes of this clause (II), an installment payment period shall commence on the last day on which a preceding installment of the Rebate Amount was required to be paid, and shall end on the day preceding the fifth (5th) anniversary of such payment date;

                          (III) anything herein to the contrary notwithstanding,
                      the last installment shall be paid no later than thirty
                      (30) days after the last of the Bonds has been retired;
                      and

                          (IV) each installment shall be in an amount which,
                      when aggregated with the amount of any prior installments paid to the United States hereunder, will equal at least ninety per centum (90%) of the total Rebate Amount payable to the United States hereunder as of the date such installment is paid; provided, however, that the last installment shall be in an amount equal to the entire remaining balance of the Rebate Amount payable to the United States hereunder.

                      The Company shall maintain or cause to be maintained records of such determinations for each computation period until six years after payment in full of the Bonds and shall make such records available to the Issuer, the Trustee, the Letter of Credit Bank, and their representatives upon reasonable request therefor. The Issuer and the Trustee hereby agree to cooperate with the Company in making the determinations for each computation period required pursuant to this subparagraph (b).

                      To that end the Trustee, as Construction Fund and Bond Fund custodian, has covenanted and agreed in Section 5.16 of the Indenture that it will, on or before each anniversary of the date of issuance of the Bonds, prepare and file with the Issuer and the Company a report with respect to the Construction Fund and the Bond Fund setting forth the total amounts invested during the preceding bond year, the investments made with the moneys in the Construction Fund and the Bond Fund and the investment earnings (and losses) resulting from the investments in each such Fund, respectively, together with such additional information concerning such Funds and the investments therein, respectively, as the Issuer or the Company shall reasonably request.

                      (3) For purposes of clause (a) of subparagraph (2)(B)(i)
                 of this subparagraph (b), the Company, in determining the aggregate amounts earned on all nonpurpose obligations acquired with gross proceeds of the Bonds--

                          (A) will take into account any gain or loss incurred
                      on the disposition of any such nonpurpose obligation, and

                          (B) unless the Issuer otherwise elects, will not take
                      into account any amounts earned on nonpurpose obligations held in a bona fide debt service fund for the Bonds during any bond year in which the gross earnings on such fund do not exceed One Hundred Thousand Dollars ($100,000).

                      (4) Except as provided in Section 1.103-15AT(d)(6) of the
                 Temporary Income Tax Regulations with respect to the purchase of obligations of the United States Treasury directly from the United States Treasury, at no time shall any of the gross proceeds of the Bonds be invested in (A) nonpurpose obligations having a purchase price which is not equal to the fair market value of comparable obligations or producing a yield which is not equal to the fair market yield of comparable obligations, or (B) in any other manner resulting in a "prohibited payment" (within the meaning of Section 1.103-l5AT(d)(6) of the Temporary Income Tax Regulations) of any portion of the Rebate Amount, directly or indirectly, to a party other than the United States.

                      (5) Notwithstanding the provisions of subparagraph (b)(1), if gross proceeds of the Bonds subsequently arise following the end of the six-month period commencing on the date of issuance and delivery of the Bonds (whether due to sale of the Project, condemnation of the Project, damage or destruction to the Project, or otherwise) the provisions of subparagraph (b)(1) shall cease to apply and the Company shall be obligated to (i) make the payments to the United States set forth in subparagraph (b)(2)(B) with respect to the gross proceeds of the Bonds which arise following the end of such six-month period (but not with respect to gross proceeds of the Bonds expended during such six-month period) and perform the other duties set forth in subparagraph (b)(2)(B), and (ii) limit the amount of gross proceeds of the issue and perform the other duties set forth in subparagraph (b)(2)(A) above.

                      (c) For purposes of construing this Section and Section
5.16 of the Indenture, the following definitions shall apply:

                      (1) "bona fide debt service fund" shall have the meaning
                 set forth in Income Tax Regulation Section 1.103-13(b)(12);

                      (2) "bond year" shall mean the one-year period commencing
                 on the date of issuance and delivery of the Bonds and ending one year later, and each one-year period thereafter until payment in full of the Bonds;

                      (3) "debt service" shall have the meaning set forth in
                 Code Section 103(c)(6)(C)(iii) and Temporary Income Tax Regulation Section 1.103-15AT(b)(5) and Temporary Income Tax Regulation Section 1.103-15AT(c)(4);

                      (4) "gross proceeds" shall have the meaning set forth in
                 Temporary Income Tax Regulation Section 1.103-15AT(b)(6) and shall include:

                             (i) original proceeds of the Bonds;

                            (ii) investment proceeds of the Bonds;

                           (iii) transferred proceeds of the Bonds;

                            (iv) amounts held in a sinking fund for the Bonds;

                             (v) amounts held in a reasonably required reserve
                      or replacement fund for the Bonds;

                            (vi) securities or obligations pledged as security
                      for the payment of debt service on the Bonds;

                           (vii) amounts received with respect to acquired
                      purpose obligations acquired with the proceeds of the Bonds;

                          (viii) any other amount to be used to pay debt
                      service on the Bonds; and

                            (ix) any amounts received as a result of investing
                      any amounts described in (i) through (viii) above;

                      (5) "nonpurpose obligations" shall have the meaning set
                 forth in Code Section 103(c)(6)(H)(ii) and Temporary Income Tax Regulation Section 1.103-15AT(b)(2);

                      (6) "temporary period" shall mean the temporary periods
                 set forth in Temporary Income Tax Regulation Section 1.103-15AT(c)(2) and described in clauses (i) (vi) of subparagraph (b)(2)(A) above; and

                      (7) "yield" shall have the meaning set forth in Code
                 Section 103(c)(6)(C)(ii) and Temporary Income Tax Regulation
                 Section 1.103-15AT(b)(3) and Temporary Income Tax Regulation
                 Section 1.103-15AT(c)(40).

                      (d) The covenants and agreements contained in subparagraph
(b) above are intended to assure compliance with Section 103(c)(6) of the Code and with Temporary Income Tax Regulation Section 1.103-15AT. In the event such Temporary Income Tax Regulations are hereafter modified, or Final Income Tax Regulations modify or delete any element of the covenants contained in subparagraph (b) above, the Company shall be relieved of its obligation to comply with such covenants to the extent of such modification or deletion. In the event such modifications or Final Income Tax Regulations impose additional requirements which are applicable to the Bonds, the Company hereby covenants and agrees to comply with the provisions of the Temporary Income Tax Regulations, as modified, or with such Final Income Tax Regulations.

                 Section 6.3. Covenants Regarding Maintenance of Company's Existence as a Partnership. The Company covenants that so long as the Note is outstanding it will maintain its existence to the extent permitted by law, will not dissolve and liquidate or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another partnership or corporation or permit one or more other partnerships or corporations to consolidate or merge into it; provided, that the Company may, with the prior written consent of the Letter of Credit Bank, consolidate with or merge into another United States partnership or corporation or permit one or more other partnerships or corporations to consolidate with or merge into it, or sell or otherwise transfer to another United States partnership or corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided the surviving, resulting or transferee entity, as the case may be, (i) is authorized to do business in the State of Ohio, (ii) assumes in writing all of the obligations of the Company under the Note, this Agreement, the Mortgage, the Security Agreement, the Assignment of Rents and the Reimbursement Agreement (or executes a reimbursement agreement containing substantially the same terms), and
(iii) obtains a letter of credit from the Letter of Credit Bank or other comparable financial institution acceptable to the Remarketing Agent in favor of the Trustee, and provided further that the Company shall furnish to the Trustee an opinion of counsel or ruling of the Internal Revenue Service to the effect that no "Event of Taxability" (as defined in this Agreement) has theretofore occurred or will occur or result from such sale, transfer, consolidation or merger; provided, however, that this Section shall not apply to dissolution of the Company by operation of law so long as the business of the Company continues uninterrupted.

                 Section 6.4. Financial Statements. While any indebtedness of the Bonds is outstanding, the Company shall provide the Trustee and the Letter of Credit Bank annually the financial reports and certifications required by the Reimbursement Agreement.

                 Section 6.5. Company's Approval of Indenture. The Indenture has been submitted to the Company for examination, and the Company acknowledges, by execution of this Agreement, that it has approved the Indenture and agrees to be bound by its terms.

                 Section 6.6. Right of Access. The Company agrees that, subject to reasonable security and safety regulations and to reasonable requirements as to notice, the Issuer, the Trustee and the Letter of Credit Bank and they or any of their respective duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project. The Company further agrees that the Trustee and the Letter of Credit Bank and their duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the construction, installation and equipment provided for herein, and thereafter for the proper maintenance of the Project in the event of failure by the Company to perform its obligations hereunder.

                 Section 6.7. Indemnification. The Company releases the Issuer, the Trustee, the Letter of Credit Bank, and the Remarketing Agent from, agrees that the Issuer, the Remarketing Agent, the Letter of Credit Bank, and the Trustee shall not be liable for, and agrees to hold the Issuer, the Trustee, the Letter of Credit Bank, and the Remarketing Agent harmless against, any loss or damage to property, or any injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to and arising out of the Project or the use thereof during the Construction Period and while the Company is in possession thereof. The Company further agrees to indemnify and save harmless the Issuer, the Trustee, the Letter of Credit Bank, the Original Purchaser, and the Remarketing Agent against and from any and all cost, liability, expenses and claims arising from any breach or default on the part of the Company in the performance of any covenant or agreement on the part of the Company to be performed pursuant to the terms of this Agreement, or arising from any act or failure to act by the Company or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Agreement, on about the Project Site, and from and against all cost, liability and expenses incurred in or in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Issuer, the Trustee, the Letter of Credit Bank, the Original Purchaser, or the Remarketing Agent by reason of any such claim, the Company upon notice from the Issuer, the Trustee, the Letter of Credit Bank, the Original Purchaser, or the Remarketing Agent covenants to resist or defend such action or proceedings at the Company's expense.

                 Section 6.8. Company Not to Adversely Affect Tax Exempt Status of Interest on Project Bonds. The Company, for the benefit of the Issuer, the Trustee, the Letter of Credit Bank and the holders from time to time of the Project Bonds, hereby represents that it has not taken, or permitted to be taken on its behalf, and agrees that it will not take, or permit to be taken on its behalf, any action which would adversely affect the exemption from Federal income taxation of the interest paid on the Project Bonds, and that it will take, or require to be taken, such acts as may from time to time be required under applicable law or regulation in effect on the date of the original delivery of the Project Bonds to the Original Purchaser to maintain the exemption from Federal income taxation of the interest on the Project Bonds. In particular, without limiting the generality of the foregoing, the Company agrees that, within the meaning of Section l03(b)(6)(A) of the Code, substantially all of the proceeds of the Project Bonds will be used to acquire, construct, reconstruct or improve land or property of a character subject to the allowance for depreciation.

                 The Company further covenants with the Issuer, the Letter of Credit Bank, and the Trustee and with each of the future holders of any Bonds that it has not permitted and will not permit the sum of the Bond issuance plus capital expenditures (other than out of the proceeds of the Bonds) with respect to any "facility" as defined in Section 103(b)(6)(D) of the Code, in the incorporated area of Union Township, County of Butler, Ohio, to exceed $10,000,000 during the applicable six (6) year period set forth in said section, or such other limitation as may from time to time be imposed under said section.

                 The Company agrees that it will timely prepare and file, or cause to be prepared and filed, with copies delivered to the Trustee and the Original Purchaser, any statements or documents required to be filed by it or any other "principal user" of the Project in order to maintain the tax exempt status of the interest on the Bonds.

                 Notwithstanding anything in this Agreement or the Indenture to the contrary, the Company shall in no way be obligated to pay to the holders of the Bonds (or any prior holder) any amounts for unpaid taxes, penalties, interest or other assessments which any of them may incur as a result of a Determination of Taxability unless such Determination of Taxability results from the failure of the Company to perform its obligations hereunder.

                                   ARTICLE VII

                                   ASSIGNMENT


                 Section 7.1. Assignment by Company. This Agreement may be assigned in whole or in part by the Company, with the consent of the Letter of Credit Bank but without the necessity of obtaining the consent of either the Issuer or the Trustee, provided, however, that no such assignment shall be made otherwise than in accordance with the Plan as from time to time amended, and subject, however, to each of the following conditions:

                 (a) No assignment (other than pursuant to Section 6.3 hereof or with the express written consent of the Letter of Credit Bank) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment the Company shall continue to remain primarily liable for the payment of the Loan Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it.

                 (b) Any assignment from the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement and any assignee from the Company shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned.

                 (c) The Company shall, within thirty (30) days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with any instrument of assumption.

                 (d) Any assignment from the Company shall not materially impair fulfillment of the Project Purposes to be accomplished by operation of the Project.

                 Section 7.2. Assignment by the Issuer. The Issuer shall assign its rights under and interest in, and pledge the Pledged Receipts including, among other things, Loan Payments received under or pursuant to, this Agreement, along with all of its right, title and interest in, to and under the Note, to the Trustee pursuant to the Indenture and the Note, respectively, as security for payment of the principal of and interest and any premium on the Bonds, and shall not make any further such assignment or pledge except as may be necessary or required to enforce or secure payment of principal of and interest and any premium on the Bonds. Each such assignment or pledge shall be subordinate and subject to the rights of the Company under this Agreement, so long as the Company is not in default under this Agreement, the Note, the Assignment of Rents, the Security Agreement, or the Mortgage.

                                  ARTICLE VIII

                           TERMINATION AND PREPAYMENT


                 Section 8.1. Option to Terminate. The Company shall have the option to terminate this Agreement at any time when (i) the Indenture shall have been satisfied pursuant to its provisions and (ii) sufficient moneys are on deposit with the Trustee, the Letter of Credit Bank or the Issuer, as appropriate, to meet all Additional Payments due or to become due through the date on which the last of the Bonds are then scheduled to be retired or redeemed, or, with respect to Additional Payments to become due, provisions satisfactory to the Trustee, the Letter of Credit Bank and the Issuer are made for paying such amounts as they come due. Such option shall be exercised by the Company giving the Issuer, the Letter of Credit Bank and the Trustee notice of such termination and such termination shall thereupon become effective.

                 Section 8.2. Option to Prepay Loan. The Company shall have, and is hereby granted the option to prepay the Loan in full prior to the Termination Date and prior to the payment and discharge of all the outstanding Bonds in accordance with the provisions of the Indenture, if any of the following shall have occurred:

                 (a) The Project shall have been damaged or destroyed (i) to such extent that the Project cannot be reasonably restored within a period of three months to the condition thereof immediately preceding such damage or destruction, or if the cost of such restoration exceeds the Net Proceeds of insurance by more than $100,000, or (ii) to such extent that the Company is thereby prevented from carrying on its normal operations in connection therewith for a period of three months.

                 (b) Title to, or the temporary use of, all or a substantial portion of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, (i) to such extent that the facilities comprising the Project cannot be reasonably restored within a period of three months to a condition of usefulness comparable to that existing prior to such taking, or if the cost of such restoration exceeds the Net Proceeds of any condemnation award by more than $100,000, or (ii) such a taking results in the Company being thereby prevented from carrying on its normal operations in connection therewith for a period of three months.

                 The mutual agreements contained in this Section 8.2 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Agreement and shall be unaffected by any fact or circumstances which might impair or be alleged to impair the validity of any other provision.

                 Except as expressly provided above and as required by Section
8.3 below, the Company shall not be entitled to prepay all or any part of the Loan prior to February 1, 1987. The Company shall have, and is hereby granted, an option, exercisable on any Interest Payment Date on and after February 1, 1987, upon giving notice in accordance with Section 8.4 hereof, to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan Payments due or to become due, subject to such terms, with such deposit requirements and at the prepayment prices as are set forth in Sections 2.1 and
2.6 hereof.

                 Section 8.3. Obligation to Prepay Loan. The Company shall be obligated to prepay the entire Loan prior to the expiration of this Agreement and prior to the full payment of the Bonds (or prior to making provision for payment thereof in accordance with the Indenture) and to cancel or terminate this Agreement if and when (i) this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement by reason of any changes in the Constitution of the State or the Constitution of the United States of America or by reason of legislative or administrative action (whether state or Federal) or any final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Issuer or the Company in good faith to the effect that the Note and the obligations evidenced thereby are no longer enforceable by the holder thereof, or (ii) a Determination of Taxability shall have occurred, or (iii) the Company fails to obtain an extension of the Letter of Credit or to obtain an Alternate Letter of Credit on the terms provided in the Indenture.

                 Any such prepayment shall be made in the manner provided in
Section 2.l hereof on the Loan Payment Date corresponding to the Bond Redemption Date fixed in accordance with the provisions of the Indenture in an amount sufficient to pay the principal of and interest and any premium on the Bonds to such Bond Redemption Date.

                 Section 8.4. Notice of Prepayment. In order to exercise an option granted in, or to consummate a prepayment required by, this Agreement, the Company shall, (i) within 60 days following the event authorizing the exercise of such option or requiring such prepayment, or (ii) at least 60 days prior to the date of the Company's exercise of the option granted in the last paragraph of Section 8.2 hereof, give notice to the Issuer, the Trustee and the Letter of Credit Bank (and the Trustee if all conditions provided in the Indenture for release thereof are not then met), and shall specify therein the date on which such prepayment is to be made, which date shall be not less than 45 days nor more than 90 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture the Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements the Issuer shall cooperate.

                 Section 8.5. Prepayment Price. In the case of prepayment of the entire Loan pursuant to any provision of this Article, the prepayment price shall be the sum of the following:

                 (a) To the Trustee, an amount of money equal to the amount of all principal, interest and any premium required to be paid in connection with the corresponding redemption of Bonds under the Indenture (plus any premium payable with respect to Bonds theretofore redeemed), plus

                 (b) to the Trustee or to the persons to whom Additional Payments are or will be due, an amount of money equal to the Additional Payments accrued and which will accrue until final maturity of the Bonds or until the appropriate redemption date if the Bonds are to be redeemed; provided that this portion of such prepayment price will be deemed paid if provisions acceptable to the Trustee, the Letter of Credit Bank, the Remarketing Agent and the Issuer are made for paying such Additional Payments as they become due.

                 Section 8.6. Relative Position of this Article and Indenture. The rights and options granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in default hereunder; provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

                 Section 8.7. Concurrent Discharge of Note. In the event any of the Bonds shall be paid and discharged pursuant to any provisions of this Agreement or the Indenture, so that such Bonds are not thereafter outstanding within the meaning of the Indenture, an equivalent principal amount of the corresponding Note or Notes shall be deemed fully paid for purposes of this Agreement and to such extent the obligations of the Company thereunder terminated. In such event, the Issuer or any assignee of the Note or Notes shall take whatever steps are required to cause such Note or Notes, or the pertinent installments of the principal sum thereof, to be cancelled and deemed fully paid.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES


                 Section 9.1. Events of Default. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                 (a)  The occurrence of an event of default as defined in
                      Section 6.01(a) or (b) of the Indenture.

                 (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, or in the Mortgage or the Assignment of Rents, other than as referred to in paragraph (a) of this Section, for a period of thirty (30) days after notice of such failure requesting such failure to be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that, if such default is curable, and if and so long as the Company is proceeding with due diligence to cure the default such period shall be extended to whatever reasonable period is required to permit the Company to cure such default.

                 (c) The dissolution and liquidation of the Company, except as provided in Section 6.3 of this Agreement, or failure by the Company promptly to satisfy or cause to be set aside any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Agreement, or the filing by the Company of a petition for the appointment of a receiver in liquidation or a trustee with respect to itself or any of its property, or if it makes a voluntary assignment for the benefit of creditors or files a petition in bankruptcy or insolvency or for reorganization, compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors; or if any party other than the Company shall file a petition for the appointment of a receiver in liquidation or a trustee with respect to the Company, or shall file a petition against the Company in bankruptcy, insolvency, or for reorganization, compromise, adjustment or other relief under the laws of the United States or any state relating to the relief of debtors and such petition shall not be vacated or set aside or stayed within thirty
                      (30) days from the Company's receiving notice thereof.

                 (d) Any foreclosure of, or ousting of the Company from possession of, the Project or any material portion thereof under any indenture of mortgage and deed of trust or any other security interest given by the Company, or for any other reason.

The provisions of paragraph (b) of this Section are subject to the following limitations: If by reason of acts of God; winds; fires; epidemics; landslides; floods; droughts; famines; strikes; lockouts or other industrial disturbances; acts of public enemies; acts or orders of any kind of any governmental authority; insurrection; military action; war, whether or not declared; sabotage; riots; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company to pay Loan Payments, Additional Payments and to carry insurance and to permit inspection of the Project, Company records and collateral under the Security Agreement; the Company shall not be deemed in default for a period of thirty
(30) days from the inception of such inability; provided, however, that, if such default is curable, and if and so long as the Company is proceeding with due diligence to cure the default such period shall be extended to whatever reasonable period is required to permit the Company to cure such default. The Company shall, however, use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the Company shall in no event be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, not in the interest of the Company.

                 Section 9.2. Remedies on Default. Whenever any event of default under Section 9.1 of this Agreement shall have happened and be subsisting, any one or more of the following remedial steps may be taken; provided that in no event shall the Issuer be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until satisfactory indemnity has been furnished to it:

                 (a) The Issuer shall, at the written request of the Trustee if acceleration is declared pursuant to Section 6.02 of the Indenture, declare all Loan

                      Payments and Additional Payments payable hereunder for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable.

                 (b) In the event any of the Bonds shall at the time be outstanding and not paid and discharged in accordance with the provisions of the Indenture, the Issuer or the Trustee may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company, only, however, insofar as they pertain to the Project or Project Site or any portion thereof, or to the Company's operations of the Project or at the Project Site.

                 (c) The Issuer may without being required to give any notice (other than to the Trustee), except as provided in this Agreement or as may be required by mandatory provisions of law, pursue all remedies of a creditor or secured party under the Ohio Revised Code, or any other applicable laws.

                 (d) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the Loan Payments and Additional Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

                 (e) The Trustee may exercise all remedies available under the Mortgage, the Indenture, the Security Agreement, and the Assignment of Rents.

Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of principal of and interest and any premium on the Bonds collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 4.07 of the Indenture for transfers of remaining amounts in the Bond Fund.

                 The provisions of this Section are subject to the further limitation that the rescission or annulment of a declaration that all the Bonds outstanding under the Indenture are immediately due and payable shall also constitute rescission or annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of such declaration and of the event of default with respect to which such declaration had been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

                 Section 9.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.

                 Section 9.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of Loan Payments or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement or in or represented by the Note, the Company shall on demand therefor reimburse the reasonable fee of such attorneys and such other expenses so incurred. Any attorneys' fees required to be paid by the Company under this Agreement shall include attorneys' fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials and appeals.

                 Section 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS


                 Section 10.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including the Termination Date, or until such time as all of the Bonds shall have been fully paid (or provision made for such payment pursuant to the Indenture), whichever shall be earlier; provided, however, that this Agreement may be cancelled and terminated prior to said date if the Company shall prepay all of the Loan pursuant to
Article VIII hereof.

                 Section 10.2. Amounts Remaining in Bond Fund. Any amounts in the Bond Fund remaining unclaimed by the holders of Bonds for three years after the due date (whether at maturity or by redemption or pursuant to any Mandatory Sinking Fund Requirements or otherwise) thereof, shall be paid first to the Letter of Credit Bank in satisfaction of any outstanding obligations of the Company to the Letter of Credit Bank under the Reimbursement Agreement and any amount remaining thereafter shall be paid to the Company by the Trustee. With respect to the principal of and interest and any premium on the Bonds to be paid from moneys paid to the Company or the Letter of Credit Bank pursuant to this Section the holders of the Bonds entitled to such moneys shall look solely to the Company for the payment of such moneys.

                 Section 10.3. Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Original Purchaser, the Letter of Credit Bank, the Remarketing Agent, or the Trustee shall also be given to the others. The Company, the Issuer, the Original Purchaser, the Letter of Credit Bank, the Remarketing Agent, and the Trustee may, by notice given hereunder, designate a different Notice Address for it other than the one specified in Section l.2 hereof.

                 Section 10.4. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the specific provisions hereof, and subject to the further limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer or the State or any political subdivision or taxing district thereof, but shall be payable solely out of the Pledged Receipts.

                 Section 10.5. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or in the Indenture, subsequent to the issuance of the Project Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee and the Letter of Credit Bank.

                 Section 10.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Agreement.

                 Section 10.7. Severability. In case any clause, provision or section of this Agreement, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Agreement, or any application thereof, is for any reason held to be illegal, invalid or inoperable, such illegality, invalidity, or inoperability shall not affect the remainder thereof or any other clause, provision or section or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken thereunder, which shall at the time be construed and enforced as if such illegal or invalid or inoperable portion were not contained therein, nor shall such illegality or invalidity or inoperability of any application thereof affect any legal and valid and operable application thereof, from time to time, and each such clause, provision or section, covenant, stipulation, obligation, agreement, act, or action, or part thereof shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

                 Section 10.8. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                 Section 10.9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

                 Section 10.10. Selection of Alternate Letter of Credit. Notwithstanding anything to the contrary contained herein or in the Indenture, the Company shall have the right to secure an Alternate Letter of Credit at any time prior to the issuance of a notice of redemption of the Bonds due to a termination of the Letter of Credit.

                 10.11 Continuing Obligation.

                 This Agreement is a continuing obligation and will (i) be binding upon the Company, its successors and assigns, and (ii) inure to the benefit of and be enforceable by the Issuer and its successors, transferees and assigns; provided, that the Company may not assign all or any part of this Agreement without the prior written consent of the Letter of Credit Bank. Except as set forth in the preceding sentence and except with respect to the holder(s) of any participation made by the Letter of Credit Bank of this Agreement and the Letter of Credit, no Person not a party to this Agreement will be entitled to the benefit of this Agreement.

                 IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names all as of the day and year first above written.

                                            COUNTY OF BUTLER, OHIO


                                            By /s/ Edward Shelton
                                               ------------------------------
                                                    County Commissioner


                                            By /s/ Cale Logsdon
                                               ------------------------------
                                                    County Commissioner


                                            By /s/ Donald L. Dixon
                                               ------------------------------
                                                    County Commissioner


                                            O'GARA-HESS & EISENHARDT ARMORING
                                            COMPANY LIMITED PARTNERSHIP, an
                                            Ohio limited partnership

                                            By Occidental Resources Corp.


                                            By /s/ Edward O'Gara
                                               ------------------------------
                                               Edward O'Gara, President

Approved as to form:


By /s/ Victoria Daiker
   ------------------------------
   Prosecuting Attorney,
   County of Butler, Ohio

                                   CERTIFICATE


                 The undersigned, Fiscal Officer of the County of Butler, Ohio, hereby certifies that the moneys required to meet the obligations of the Issuer during the year 1986 under the aforesaid Agreement have been lawfully appropriated by the Board of County Commissioners of the County of Butler, Ohio for such purposes and are in the treasury of the Issuer or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.


Dated: Sept. 25, 1986.



                                               /s/ James A. Tilton
                                               ------------------------------
                                               County Auditor
                                               County of Butler, Ohio

                                    EXHIBIT A


                                 PROMISSORY NOTE

$2,300,000                                                     September 1, 1986
                                                                Cincinnati, Ohio


                 FOR VALUE RECEIVED, the undersigned O'GARA-HESS & EISENHARDT ARMORING COMPANY LIMITED PARTNERSHIP (the "Company"), an Ohio limited partnership, promises to pay to the order of the COUNTY OF BUTLER, OHIO (the "Lender"), the principal sum of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000) and to pay interest on the unpaid balance of such principal sum, as hereinafter provided, until the payment of such principal sum has been made or provided for.

                 The Note has been executed and delivered by the Company to the Lender and assigned to The Central Trust Company, N.A., as Trustee (the "Trustee") pursuant to the Loan Agreement (the "Agreement"), dated as of September 1, 1986, between the Lender and the Company. Under the Agreement, the Lender has loaned the Company the proceeds received from the sale of the Lender's $2,300,000 Variable Rate Demand Economic Development Revenue Bonds, Series 1986 (O'Gara-Hess & Eisenhardt Armoring Company Limited Partnership Project) initially dated as of September 1, 1986 (the "Bonds") to assist the Company in the financing of the Project (as defined in the Agreement). The Company has agreed to repay the loan of the proceeds of the Bonds by making payments (the "Loan Payments") at the times and in the amounts set forth in this Note. The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of September 1, 1986, between the Lender and the Trustee. The Bonds bear interest from their date at the Applicable Rate, as defined in Appendix I to this Note, payable each March 1 and September 1, commencing March 1, 1987, and mature on September 1, 2016.

                 To provide funds to pay the principal of the Bonds as and when due as above-specified, the Company hereby agrees to and shall make Loan Payments in such manner as to provide immediately available funds on the first day of each month, commencing October 1, 1986, in an amount equal to one-twelfth of the amount payable as principal on the Bonds on each next succeeding September 1 (provided, however, that any payment otherwise due on September 1, shall be payable four Business Days prior to such September 1). To provide funds to pay the interest on the Bonds as and when due as above-specified, the Company hereby agrees to and shall make Loan Payments on November 1, 1986, in an amount equal to one-third of the amount payable as interest on the Bonds on March 1, 1987, on the first day of each month thereafter in an amount equal to one-sixth of the amount payable as interest on the Bonds on each next succeeding March 1 and September 1, as applicable (provided, however, that any payment otherwise due on March 1 or September 1 shall be payable four Business Days prior to such March 1 or September 1); provided, however, that with respect to the interest payment due November 1, 1986, the Company shall receive a credit against such interest payment equal to the amount of money in the Bond Fund (as defined in the Indenture) representing the Bond Fund Payment (as defined in the Indenture).

                 If payment or provision for payment in accordance with the Indenture is made in respect of the principal of and redemption premium, if any, and interest on the Bonds, and if amounts due the Letter of Credit Bank pursuant to the Reimbursement Agreement (as such terms are defined in the Indenture) have been paid or provision therefor has been made, this Note shall be deemed paid to the extent of such payment or provision for payment of Bonds and amounts due under the Reimbursement Agreement has been made.

                 All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its principal corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, the Loan Payments shall be used by the Trustee to pay the principal of and redemption premium, if any, and interest on the Bonds as and when due or to reimburse the Letter of Credit Bank for draws under the Letter of Credit.

                 The obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Lender, the Trustee, the Letter of Credit Bank, or the Remarketing Agent (each as defined in the Agreement) or any other person.

                 This Note is subject to optional, extraordinary optional and mandatory prepayment upon the same terms and conditions, on the same date or dates and at the same prepayment prices, as the Bonds are subject to optional, extraordinary optional and mandatory redemption, and the Company hereby agrees that it will make Loan Payments hereunder in an amount equal to the principal of and premium, if any, and interest on the Bonds due and payable on any such redemption date. All optional prepayments of amounts due under this Note are subject to the requirement that the Company deposit sufficient moneys with the Letter of Credit Bank in accordance with 2.1 of the Agreement prior to the Company giving notice of its intention to so prepay pursuant to Section 8.4 of the Agreement. Any such redemption prior to stated maturity is subject to the obligation of the Company to give the Lender and the Trustee sufficient notice of such redemption as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem on the date specified for prepayment a like principal amount of Bonds at the same redemption price.

                 Whenever an event of default under Section 6.01 of the Indenture shall have occurred and, as a result thereof, the principal of the Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 6.02 of the Indenture, the unpaid principal amount of and accrued interest on this Note shall also be due and payable on the date on which the principal of and interest on the Bonds shall have been declared due and payable; provided, that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

                 This Note and the Company's obligations under the Agreement are secured by the Open-End Mortgage and Security Agreement (the "Mortgage"), and the Security Agreement (the "Security Agreement") each dated as of September 1, 1986, from the Company to the Trustee and the Letter of Credit Bank and are further secured by (i) the Assignment of Rents and Leases (the "Assignment of Rents"), dated as of September 1, 1986, from the Company to the Trustee and the Letter of Credit Bank and (ii) the Guarantee Agreement and the Additional Guarantees described in the Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized partners as of the date first written above.


                                             O'GARA-HESS & EISENHARDT ARMORING
                                             COMPANY LIMITED PARTNERSHIP, an
                                             Ohio limited partnership

                                             By Occidental Resources Corp.


                                             By
                                               -------------------------------
                                               Edward O'Gara, President


                 The above Promissory Note is hereby pledged and assigned to the Trustee without recourse, as Trustee pursuant to the within described Indenture
this               day of September, 1986.

                                             COUNTY OF BUTLER, OHIO


                                             By
                                                ------------------------------
                                                County Commissioner


                                             By
                                                ------------------------------
                                                County Commissioner


                                             By
                                                ------------------------------
                                                County Commissioner



                 Borrower hereby acknowledges and agrees to the aforesaid assignment of this Promissory Note to the Trustee.


                                             O'GARA-HESS & EISENHARDT ARMORING
                                             COMPANY LIMITED PARTNERSHIP, an
                                             Ohio limited partnership

                                             By Occidental Resources Corp.


                                             By
                                                ------------------------------
                                                Edward O'Gara, President

                                   APPENDIX I

                 As used in this Note, "Applicable Rate" shall mean at any time the then applicable interest rate per annum on the Bonds as described below. The capitalized terms not defined in the Note shall have the meanings ascribed to them in the Indenture.


                 A. Initial Fixed Interest Rate

                 For the first Interest Period, i.e. from September 1, 1986, to and including February 28, 1987, the Bonds shall bear interest at the rate of five and one-fourth percent (5-1/4%) per annum, payable March 1, 1987.


                 B. Six-Month Interest Rate

                 From and after March 1, 1987, the Bonds shall bear interest at the Six-Month Interest Rate determined as of the Interest Rate Determination Date preceding each Interest Period (a) by the Remarketing Agent to be that rate per annum which, if borne by all the outstanding Bonds, would, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions), be the interest rate necessary (but which would not exceed the interest rate necessary) to produce as nearly as practical a par bid for each outstanding Bond on the Interest Rate Determination Date, provided, that the interest rate determined shall not be more than one hundred thirty-five percent (135%) nor less than eighty percent (80%) of the Six-Month Interest Index for such Interest Period or (b) in the event that either the Indexing Agent no longer computes, or fails to compute, the Six-Month Interest Index and no other municipal securities evaluation service has been appointed by the Issuer or the Remarketing Agent has been removed and no successor appointed, by the Trustee to be that rate per annum equal to eighty-five percent (85%) of the bond equivalent yield of thirteen-week United States Treasury bills determined on the basis of the average per annum discount rate at which such thirteen-week Treasury bills shall have been sold at the most recent Treasury auction held during the seventeen (17) Business Days ending the Business Day preceding the Interest Rate Determination Date, or, if no such auction shall have been conducted during such seventeen (17) Business Days ending on an including the Interest Rate Determination Date, the bond equivalent yield of thirteen-week United States Treasury bills shall be determined on the basis of the arithmetic average of the mean between the closing bid and asked per annum market discount rates for the issue of Treasury bills or other Treasury obligations with a maturity date closest to ninety-one
(91) days
from the date of quotation (selecting the bills or other obligations with the earlier maturity in the case of two issues with maturity dates equally close to ninety-one (91) days), as reported daily on a composite basis by the Federal Reserve Bank of New York for the first, second and third Business Days immediately preceding the Interest Rate Determination Date.

                 In no event shall the Six-Month Interest Rate borne by the Bonds exceed twelve percent (12%) per annum.

                 The Six-Month Interest Index shall be based upon six-month yield evaluations at par of not less than twenty (20) nor more than forty (40) issues of securities (which may include without limitation issues of commercial paper, project notes, bond anticipation notes and tax anticipation notes), the interest on which is exempt from Federal income taxation (the "High Grade Component Issues"), selected by the Indexing Agent for the purpose of computing its "Six-Month High Grade Municipal Index" which is offered generally by the Indexing Agent to its subscribers.


                 D. Interest Rate with Respect to Bonds
                    Held by or Pledged to Letter of
                    Credit Bank

                 The interest rate hereon payable with respect to any Project Bond which is held by or pledged to the Letter of Credit Bank shall be a rate per annum equal to the Prime Rate plus one and one-half percent (1 1/2%).

                                    EXHIBIT B


                 The Project consists of an 85,000 square foot facility for the manufacture of armored cars, located on approximately 7.6 acres at the Northwest corner of the intersection of Le Saint Drive and Thunderbird Road, Union Township, Butler County, Ohio, including all furniture, furnishings, fixtures and equipment of the Company located thereon and thereat, but only to the extent such assets are purchased with Bond Proceeds.

                                    EXHIBIT C



                                 (Project Site)